                                                                     EXHIBIT 2.1


                            ASSET PURCHASE AGREEMENT


                                  BY AND AMONG


                                AQUA-CHEM, INC.,


                          NATIONAL DYNAMICS CORPORATION


                                       AND

                               THE SHAREHOLDERS OF

                          NATIONAL DYNAMICS CORPORATION

                                  MAY 28, 1998

       -------------------------------------------------------------------



 EXHIBITS TO ASSET PURCHASE AGREEMENT BY AND AMONG AQUA-CHEM, INC., NATIONAL DYNAMICS CORPORATION AND THE SHAREHOLDERS OF NATIONAL DYNAMICS CORPORATION
                               DATED MAY 28, 1998


               --------------------------------------------------



  SCHEDULES TO ASSET PURCHASE AGREEMENT BY AND AMONG AQUA-CHEM, INC. ("BUYER") AND NATIONAL DYNAMICS CORPORATION ("SELLER"), DANIEL T. SCULLY, ROGER L. SWANSON
          AND VERLYN L. WESTRA (THE "SHAREHOLDERS") DATED MAY 28, 1998


       -------------------------------------------------------------------

                                                                    EXHIBIT 2.1


                            ASSET PURCHASE AGREEMENT


                                  BY AND AMONG


                                AQUA-CHEM, INC.,


                          NATIONAL DYNAMICS CORPORATION


                                       AND

                               THE SHAREHOLDERS OF

                          NATIONAL DYNAMICS CORPORATION




                                  MAY 28, 1998

                                                                    EXHIBIT 2.1

                                TABLE OF CONTENTS



Tab No.

    1. Asset Purchase Agreement By and Among Aqua-Chem, Inc., National Dynamics Corporation And The Shareholders of National Dynamics Corporation Dated May 28, 1998

              *Letter dated May 28, 1998 to Roger L. Swanson from J. Scott Barton at Aqua-Chem, Inc.*

    2. Exhibits to Asset Purchase Agreement By and Among Aqua-Chem, Inc., National Dynamics Corporation And The Shareholders of National Dynamics Corporation Dated May 28, 1998

                           Exhibit A:       Assumed Liabilities

                           Exhibit B:       Liability

                           Exhibit C:       Excluded  Assets in  Addition to
                                            Those    Identified   as   "Excluded
                                            Assets"  in  Section  1 of the Asset
                                            Purchase Agreement

                           Exhibit D:       Purchase Price Escrow Agreement

                           Exhibit E:       Warranty and Start Up Escrow
                                            Agreement

                           Exhibit F:       Closing Balance Sheet Example

                           Exhibit G:       Assignments, Bills of Sale and Deeds

                           Exhibit H:       Assumption Agreement

                           Exhibit I:       Allocation of Purchase Price

                           Exhibit J:       Financial Statements

                           Exhibit K:       Schedule of Title Insurance Amounts

                           Exhibit L:       Opinion of Seller's Legal Counsel

                           Exhibit M:       Roger L. Swanson Consulting
                                            Agreement

                           Exhibit N:       Verlyn L. Westra Consulting
                                            Agreement

                           Exhibit O:       Opinion of Buyer's Legal Counsel

                                                                   EXHIBIT 2.1

                                TABLE OF CONTENTS
                                   (Continued)

    3. Schedules to Asset Purchase Agreement By And Among Aqua-Chem, Inc., ("Buyer") And National Dynamics Corporation ("Seller"), David T. Scully, Roger L. Swanson And Verlyn L. Westra (The "Shareholders")

                      Schedule 1            Acquired Assets

                      Schedule 3(a)         Organization of the Seller

                      Schedule 3(b)         Authorization of Transaction

                      Schedule 3(c)         Noncontravention

                      Schedule 3(d)         Brokers' Fees

                      Schedule 3(e)         Title to Assets

                      Schedule 3(f)         Subsidiaries

                      Schedule 3(g)         Financial Statements

                      Schedule 3(h) Events Subsequent to Most Recent Fiscal Year End

                      Schedule 3(i)         Undisclosed Liabilities

                      Schedule 3(j)         Legal Compliance

                      Schedule 3(k)         Real Property

                      Schedule 3(l)         Intellectual Property

                      Schedule 3(m)         Tangible Assets

                      Schedule 3(n)         Inventory

                      Schedule 3(o)         Contracts

                      Schedule 3(p)         Notes and Accounts Receivable

                      Schedule 3(q)         Accounts and Powers of Attorney

                      Schedule 3(r)         Insurance

                      Schedule 3(s)         Litigation

                      Schedule 3(t)         Employees

                      Schedule 3(u)         Employee Benefits

                                                                    EXHIBIT 2.1

                                TABLE OF CONTENTS
                                   (Continued)



                      Schedule 3(v)         Guaranties

                      Schedule 3(w)         Environment, Health and Safety

                      Schedule 3(x)         Taxes

                      Schedule 3(y)         Product Warranty

                      Schedule 3(z)         Shareholder Authorization

                      Schedule 3(aa)        Noncontravention

                      Schedule 3(ab)        Seller shares

                      Schedule 3(ac) Certain Business Relationships with the Seller

                      Schedule 3(ad)        Disclosure

                      Schedule 5.2(f)       Confidentiality Agreement

                                                                     EXHIBIT 2.1

                                TABLE OF CONTENTS



1.  Definitions............................................................  -1-

2.  Basic Transaction......................................................  -6-
    (a)  Purchase and Sale of Assets.......................................  -6-
    (b)  Assumption of Liabilities.........................................  -6-
    (c)  Purchase Price....................................................  -6-
    (d)  The Closing.......................................................  -8-
    (e)  Deliveries at the Closing.........................................  -8-
    (f)  Allocation........................................................  -8-

3.  Representations and Warranties of the Shareholders.....................  -8-
    (a)  Organization of the Seller........................................  -9-
    (b)  Authorization of Transaction......................................  -9-
    (c)  Noncontravention..................................................  -9-
    (d)  Brokers' Fees.....................................................  -9-
    (e)  Title to Assets...................................................  -9-
    (f)  Subsidiaries...................................................... -10-
    (g)  Financial Statements.............................................. -10-
    (h)  Events Subsequent to Most Recent Fiscal Year End.................. -10-
    (i)  Undisclosed Liabilities........................................... -12-
    (j)  Legal Compliance.................................................. -12-
    (k)  Real Property..................................................... -12-
    (l)  Intellectual property............................................. -13-
    (m)          Tangible Assets........................................... -15-
    (n)  Inventory......................................................... -16-
    (o)  Contracts......................................................... -16-
    (p)  Notes and Accounts Receivable..................................... -17-
    (q)  Accounts, Letters of Credit, Bonds and Powers of Attorney......... -17-
    (r)  Insurance......................................................... -17-
    (s)  Litigation........................................................ -17-
    (t)  Employees......................................................... -18-
    (u)  Employee Benefits................................................. -18-
    (v)  Guaranties........................................................ -20-
    (w)          Environment, Health and Safety............................ -20-
    (x)  Taxes............................................................. -20-
    (y)       Product Warranty............................................. -20-
    (z)  Shareholder Authorization......................................... -20-
    (aa)      Noncontravention............................................. -21-
    (ab)         Seller Shares............................................. -21-
    (ac)         Certain Business Relationships With the Seller............ -21-
    (ad)         Disclosure................................................ -21-
    (ae)         Disclaimer of Other Representations and Warranties........ -21-

                                                                     EXHIBIT 2.1



4.  Representations and Warranties of the Buyer............................ -21-
    (a)  Organization of the Buyer......................................... -22-
    (b)  Authorization of Transaction...................................... -22-
    (c)  Noncontravention.................................................. -22-
    (d)  Brokers' Fees..................................................... -22-
    (e)  Disclosure........................................................ -22-
    (f)  Disclaimer of Other Representations and Warranties................ -22-

5.1 Pre-Closing Covenants.................................................. -23-
    (a)  General........................................................... -23-
    (b)  Financing......................................................... -23-
    (c)  Notices and Consents.............................................. -23-
    (d)  Operation of Business Section..................................... -23-
    (e)  Preservation of Business Section.................................. -23-
    (f)  Full Access Section............................................... -24-
    (g)  Exclusivity....................................................... -24-
    (h)  Title Insurance................................................... -24-
    (i)  Surveys........................................................... -24-
    (j)  Effect of Disclosure.............................................. -25-

5.2 Other  Covenants....................................................... -26-
    (a)  General........................................................... -26-
    (b)  Litigation Support................................................ -26-
    (c)  Seller and Shareholder Confidentiality............................ -26-
    (d)  Covenant Not to Compete........................................... -27-
    (e)  Non Assignable Contracts.......................................... -27-
    (f)  Buyer Confidentiality............................................. -28-
    (g)  Warranty, Make Good and Start Up Liability and Work............... -28-
         (i)     Liability for Warranty, Make-Good and Startup............. -28-
         (ii)    Performance of Warranty,  Make-Good and Startup Work...... -28-
         (iii)   Payment for Warranty Work, Make-Good Work and Startup
         Performed for Seller by Buyer..................................... -29-
         (iv)    Warranty, Startup, Accounts and Notes Receivable  Escrow
         Account .......................................................... -29-
    (h)  Accounts and Notes Receivable..................................... -30-
    (i)  Product Liability................................................. -31-
    (j)  Surety Bonds and Letters of Credit................................ -31-
    (k)  Certain Employment Related  Matters............................... -31-
    (l)  Certain Environmental Matters..................................... -33-
    (m)          Tax Returns and Employee Benefit Plan Returns and Reports. -33-

6.  Conditions to Obligation to Close...................................... -34-
    (a)  Conditions to Obligation of the Buyer............................. -34-
    (b)  Conditions to Obligation of the Seller............................ -35-

7.  Termination............................................................ -36-
    (a)  Mutual Consent.................................................... -36-

                                                                     EXHIBIT 2.1


    (b)  Passage of Time................................................... -36-
    (c)  Non-Satisfaction of Section6(a) Conditions........................ -36-
    (d)  Non-Satisfaction of Section6(b) Conditions........................ -36-
    (e)   Failure to Obtain Financing...................................... -36-
    (f)  Matters Disclosed in Updates to Disclosure Schedule............... -36-
    (g)  Title Insurance and Survey........................................ -37-
    (h)  Further Due Diligence............................................. -37-

8.   Remedies.............................................................. -37-
    (a)  Survival of Representations and Warranties........................ -37-
    (b)  Indemnification Provisions for Benefit of the Buyer............... -37-
    (c)  Indemnification Provisions for Benefit of the Seller and the
         Shareholders...........................................................
                                                                            -38-
    (d)  Limitations....................................................... -39-
    (e)  Indemnification Procedures........................................ -40-
    (f)  Recoupment........................................................ -41-
    (g)  Payment........................................................... -41-
    (h)  General........................................................... -42-

9.  Miscellaneous.......................................................... -43-
    (a)  Bulk Transfer Laws................................................ -43-
    (b)  Press Releases and Public Announcements........................... -43-
    (c)  No Third Party Beneficiaries...................................... -43-
    (d)  Entire Agreement.................................................. -43-
    (e)  Succession and Assignment......................................... -43-
    (f)  Counterparts...................................................... -43-
    (g)  Headings.......................................................... -43-
    (h)  Notices........................................................... -43-
    (i)  Governing Law..................................................... -44-
    (j)  Amendments and Waivers............................................ -44-
    (k)  Severability...................................................... -45-
    (l)  Expenses.......................................................... -45-
    (m)          Incorporation of Exhibits and Schedules................... -45-
    (n)  Construction...................................................... -45-
    (o)  Submission to Jurisdiction........................................ -45-
    (p)  Specific Performance.............................................. -45-

                                                                     EXHIBIT 2.1


                            ASSET PURCHASE AGREEMENT



         AGREEMENT made and entered into as of May ____,1998, by and among AQUA-CHEM, INC., a Delaware corporation (the "Buyer"), NATIONAL DYNAMICS CORPORATION, a Nebraska corporation (the "Seller") and DANIEL T. SCULLY, ROGER
L. SWANSON, and VERLYN L. WESTRA, the holders of eighty-three and 25/100 percent (83.25%) of the issued and outstanding shares of the Seller (the "Shareholders"). The Buyer, the Seller and the Shareholders are referred to collectively herein as the "Parties."

                                   WITNESSETH:

         WHEREAS, the Buyer desires to purchase and acquire the Seller's assets and business as a going concern and assume certain liabilities of Seller on the terms and conditions hereinafter set forth and

         WHEREAS, the Seller and the Shareholders desire that the Seller sell its assets and business as a going concern to the Buyer on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

         1.    Definitions.

         "Acquired Assets" means all right, title, and interest in and to all of the assets of the Seller as of the Closing Date as hereinafter defined, including, without limitation, all of its (a) real property, leaseholds and subleaseholds therein, improvements, fixtures, and fittings thereon, and easements, rights-of-way, and other appurtenants thereto (such as appurtenant rights in and to public streets), (b) tangible personal property (such as machinery, equipment, inventories of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, furniture, automobiles, trucks, tractors, trailers, tools, jigs, and dies), (c) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, (d) leases, subleases, and rights thereunder, (e) those agreements, contracts, indentures, mortgages, instruments, Security Interests, guaranties, other similar arrangements, and rights thereunder as listed in Section 1 of the Disclosure Schedule (as hereinafter defined), (f) accounts, notes, and other receivables, (g) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment, excluding any of the foregoing items which relate to Taxes paid by Seller, Excluded Assets and/or obligations or liabilities of Seller which are not Assumed Liabilities, (h) franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, (i)
books,  records,  ledgers,  files,  documents,  correspondence,   lists,  plats,
architectural plans, drawings, and specifications, creative

                                                                     EXHIBIT 2.1



materials, advertising and promotional materials, studies, reports, and other printed or written materials, and (j) Cash; provided, however, that the Acquired Assets shall not include the "Excluded Assets" (as hereinafter defined).

         "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Applicable Rate" means the corporate base rate of interest announced from time to time in the Midwest Edition of the Wall Street Journal or any successor publication.

         "Assumed Liabilities" means, as of the Closing Date, (a) all Liabilities of the Seller to the extent of the dollar amount reflected on the Closing Balance Sheet (as hereinafter defined) and taken into account in the calculation of the Closing Net Asset Value (as hereinafter defined), (b) all obligations of the Seller under the agreements, contracts, leases, licenses, and other arrangements referred to in the definition of Acquired Assets either (i) to furnish goods, services, and other non-Cash benefits to another party after the Closing or (ii) to pay for goods, services, and other non-Cash benefits that another party will furnish to it after the Closing, and (c) those other Liabilities and obligations of the Seller set forth in Exhibit A attached hereto, provided, however, that the Assumed Liabilities shall not include (i) any Liability of the Seller for Taxes, except to the extent of the dollar amount of those Taxes reflected on the Closing Balance Sheet which relate to tax returns the Buyer is required to file pursuant to Section 5.2(m) of this Agreement, (ii) any Liability of the Seller for the unpaid Taxes of any Person, as a transferee or successor, by contract, or otherwise, (iii) any obligation of the Seller to indemnify any Person (including any of the Shareholders) by reason of the fact that such Person was a director, officer, employee, or agent of the Seller or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise),
(iv) any Liability or obligation of the Seller under this Agreement; (v) any Liabilities or obligations directly or indirectly relating to or arising in connection with the EGT Projects (as hereinafter defined), (vi) any Liabilities or obligations (including, without limitation liabilities for personal injury and property damage) directly or indirectly relating to or arising in connection with Products Sold (as hereinafter defined) on or before the Closing Date (as hereinafter defined), except for the obligation of Buyer to perform product warranty, make-good and startup work for the Seller as hereinafter specifically set forth in Section 5.2(g) of this Agreement, or any Liability listed on Exhibit B attached hereto and/or (vii) any Liabilities under the Seller's VEBA.

         "Buyer" has the meaning set forth in the preface above.

         "Cash" means cash excluding marketable securities and short term investments

                                                                     EXHIBIT 2.1



         "Closing" has the meaning set forth in  Section 2(d) below.



         "Closing Balance Sheet" has the meaning set forth in Section 2(c)(2) below.

         "Closing Date" has the meaning set forth in  Section 2(d) below.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Confidential Information" means any information concerning the businesses and affairs of the Buyer and/or the Seller that is not already available to the public.

         "Disclosure Schedule" has the meaning set forth in  Section 3 below.

         "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or fringe benefit plan or program.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA
          Section 3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
          Section 3(1).

         "Environmental, Health and Safety Requirements" means all applicable federal, state, local, administrative and foreign statutes, rules, regulations, and ordinances concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any industrial, chemical, toxic or hazardous materials, substances or wastes (as such terms are defined under any applicable federal, state, local or foreign statute, rule, regulation or ordinance), as such requirements are enacted and in effect on or prior to the Closing Date.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Excluded Assets" means the following assets owned by the Seller: (i) life insurance policies (including any cash surrender values) on the lives of Daniel T. Scully, Roger L. Swanson and Verlyn L. Westra; (ii) product liability insurance policies; (iii) art work and bronzes, which have previously been removed from the Seller's Premises; (iv) accounts receivable (all of which have previously been written off) or liabilities relating to the European Gas Turbines on projects identified as Browning Ferris Gas Services, Inc. ("BFGSI") Pine Bend, MN Project, BFGSI Arbor Hills, MI Project, Anheuser Busch Newark Brewery Project and Princeton University Project as more fully described in the Disclosure Schedule (collectively the "EGT Projects"); (v) any and all other insurance policies other than the policies of life insurance on the lives of David N. Bouquet, Gary D. Johnson, Lawrence H. Miller and Harry W. Kumpula (the "Executives") which serve as the funding vehicle for the

                                                                    EXHIBIT 2.1

Seller's deferred compensation obligations to the Executives (the "Deferred Compensation Obligations"); (vi) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Seller as a corporation, or any of the rights of the Seller under this Agreement; (vii) marketable securities, short-term investments and/or tax deposits; (viii) those prepaid expenses and other items specifically listed in Exhibit C attached hereto and (ix) any assets related to the Seller's VEBA.

         "Extremely Hazardous Substance" has the meaning set forth in Section 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

         "Fiduciary" has the meaning set forth in ERISA  Section 3(21).

         "Financial Statement" has the meaning set forth in  Section 3(g) below.

         "GAAP" means generally accepted accounting principles as in effect in the United States as of the date of this Agreement.

         "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, bills of material, customer and supplier lists, customer job files, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "Knowledge" means that which is actually known or, after reasonable investigation, should have been known by the Shareholders.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

                                                                     EXHIBIT 2.1


         "Most Recent Fiscal Month End" has the meaning set forth in Section 3(g) below.

         "Most Recent Fiscal Year End" has the meaning set forth in Section 3(g) below.

         "Multiemployer Plan" has the meaning set forth in ERISA  Section 3(37).

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Party" has the meaning set forth in the preface above.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Permitted Real Estate Encumberances" means those defects, encroachments, easements, covenants and other restrictions set forth in the title commitments or the surveys referenced in Section 3(k) of the Disclosure Schedule and approved by the Buyer in accordance with Section 3(k) of the Disclosure Schedule.

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Products Sold" means those products which under GAAP, applied on a basis consistent with prior years, the Seller is permitted or required to regard, under the completed contract method of accounting, as having been sold on or before the Closing Date and with respect to which Seller has, accordingly, been required or permitted to recognize profit or loss Section

         "Prohibited Transaction" has the meaning set forth in ERISA Section 406 and Code Section 4975.

         "Purchase Price" has the meaning set forth in  Section 2(c) below.

         "Reportable Event" has the meaning set forth in ERISA  Section 4043.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, adverse claim, deed of trust or other security interest, other than (a) mechanic's, materialmen's, and similar liens arising in connection with the Assumed Liabilities, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business which arise in connection with an Assumed Liability and were not incurred in connection with the borrowing of money.

                                                                     EXHIBIT 2.1

other liens arising in the Ordinary Course of Business which arise in connection with an Assumed Liability and were no incurred in connection with the borrowing of money.

         "Subsidiary" means any partnership, corporation, limited liability company, business trust, or any other entity with respect to which Seller has an equity interest or has the power to vote or direct the voting of equity securities.

         "Survey" has the meaning set forth in  Section 5.1(i) below.

         "Seller" has the meaning set forth in the preface above.

         "Shareholder" shall have the meaning set forth in the preface above.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         2.   Basic Transaction.

         (a) Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, convey, and deliver to the Buyer, all of the Acquired Assets at the Closing for the consideration specified below in this
Section 2.

         (b) Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, the Buyer covenants and agrees at the Closing to assume and become solely responsible for all of the Assumed Liabilities. From and after Closing, the Buyer shall pay and perform all amounts and obligations arising out of or in connection with the Assumed Liabilities promptly as the same become due and shall not suffer or permit the same to become delinquent or in default. The Buyer will not assume or have any responsibility, however, with respect to any obligation or Liability of the Seller not specifically included within the definition of Assumed Liabilities.

         (c)  Purchase Price.

         (1) The Purchase Price, subject to adjustment as set forth below, shall be Forty-Seven Million Dollars ($47,000,000), Thirty Eight Million Dollars ($38,000,000) of which shall be paid to the Seller by wire transfer of immediately available funds on the Closing Date, Five Million Dollars ($5,000,000) of which shall be deposited by wire transfer of immediately available

                                                                     EXHIBIT 2.1


         funds in an escrow account (the "Purchase Price Escrow Account") with Bank One Trust Company, N.A.(the "Escrow Agent") to be held in accordance with a Purchase Price Escrow Agreement substantially in the form of Exhibit D and disbursed as set forth in Section 2(c)(3) and
         Section 2(e) below and Four Million Dollars ($4,000,000) of which shall be deposited by wire transfer of immediately available funds in an escrow account (the "Warranty, Startup, Accounts and Notes Receivable Escrow Account") with the Escrow Agent to be held in accordance with a Warranty and Startup Escrow Agreement substantially in the form of Exhibit E and disbursed as set forth in Section 5.2(g) and
         Section 5.2(h) below. The Buyer and the Seller shall each pay one-half of the fees and expenses of the Escrow Agent.

         (2) A physical inventory shall be jointly conducted by the Seller and the Buyer as of the close of business on the Closing Date subject to the provisions of Section 2(c)(4) below. As promptly as possible, but not later than 60 days after the Closing, the Buyer shall prepare and deliver to the Seller an audited balance sheet certified by Arthur Andersen (the "Closing Balance Sheet"), dated as of the Closing Date, prepared from the Company's books and records in accordance with the accounting conventions set forth in Section 2(c)(4) below and a calculation of the Closing Net Asset Value (as hereinafter defined). The Parties hereby acknowledge and agree that the Closing Net Asset Value shall be calculated in the manner and utilizing the methodology set forth on Exhibit F attached hereto. In the event the Seller disagrees with any items set forth on the Closing Balance Sheet or the calculation of the Closing Net Asset Value, the Seller shall by written notice to the Buyer within 30 days of receipt of the Closing Balance Sheet specify the disputed items and the basis for disagreement (the "Seller's Notice") and the Buyer and the Seller shall thereafter attempt to resolve any such differences. The Buyer shall permit the Seller and its representatives to observe the processes used and to review any work papers prepared by Arthur Andersen in connection with the audit of the Closing Balance Sheet. Buyer shall pay all of the fees of Arthur Andersen in connection herewith. In the event that all disputed items have not been resolved by the Seller and the Buyer within 30 days after the Buyer's receipt of the Seller's Notice, upon the written request of either the Seller or the Buyer, any unresolved disputed items shall be submitted to the independent accounting firm of Coopers & Lybrand (the "Accountants"), whose decision, which shall be made within thirty (30) days after submission of the disputed items, shall be final and binding upon the Buyer, the Seller and the Shareholders. The Buyer and the Seller shall cooperate with the Accountants and make available to the Accountants all work papers, records and other information as may be requested. If Seller's Notice is given, the Buyer and the Seller shall each pay one-half (1/2) of the reasonable fees and expenses of the Accountants and shall execute such agreements as the Accountants may reasonably request in connection with such services.

         (3) In the event that (i) the book value of the Acquired Assets (net of depreciation and amortization) as set forth on the Closing Balance Sheet, minus (ii) the sum of (A) the "Agreed Upon Reserve" (as hereinafter defined), plus (B) the book value of the Assumed Liabilities as set forth on the Closing Balance Sheet (the "Closing Net Asset Value"), is less than $17,125,160, the Purchase Price shall be reduced by the amount of such deficiency. The Purchase Price, as reduced by any adjustment required under the preceding sentence, or the original Purchase Price of Forty Seven Million Dollars ($47,000,000), if no adjustment is

                                                                     EXHIBIT 2.1

         required under the preceding sentence, is hereinafter referred to as the "Final Purchase Price". If the Final Purchase Price is more than Forty Two Million Dollars ($42,000,000), the Escrow Agent will pay the Seller by wire transfer of immediately available funds an amount equal to (a) the Final Purchase Price, minus (b) Forty Two Million Dollars ($42,000,000) and return the balance, if any, of the original principal amount of the Purchase Price Escrow Account to the Buyer. If the Final Purchase Price is less than Forty Two Million Dollars ($42,000,000),
         (a) the Escrow Agent will return all funds in the Purchase Price Escrow Account to the Buyer and (b) the Seller will pay the Buyer by wire transfer of immediately available funds an amount equal to (a) Forty Two Million Dollars ($42,000,000), minus (b) the Final Purchase Price. Any earnings on the Purchase Price Escrow Account shall be distributed to the Seller and/or the Buyer on a basis proportionate with the distribution of the principal distributions to the Seller and/or the Buyer from the Escrow Account.

         (4) Each accounting term used herein shall have the meaning that is applied thereto in accordance with GAAP and each account included in the Closing Balance Sheet shall be calculated in accordance with GAAP and shall be consistent with the books and records of the Company; provided, that all known arithmetic errors shall be taken into account in the calculation of each account set forth above, regardless of their materiality and with respect to the calculation of the levels of the accounts set forth above and, provided further, that in determining the Closing Net Asset Value there shall be no reserves for: vacation pay, product warranty, make good and start-up liability and work, excess, obsolete, damaged or defective inventory, product liability, bad debts, the Seller's VEBA, or any unfunded liabilities associated with either the Defined Benefit Plan (except for the Agreed Upon Reserve) or the Deferred Compensation Obligations. As used in this Agreement, the term "Agreed Upon Reserve" shall mean an amount equal to (i) the sum of (A) the reserve for the Defined Benefit Plan (as hereinafter defined) as set forth in Most Recent Fiscal Year End Financial Statements, plus (B) the addition thereto for current service costs for the period from November 1, 1997 through the Closing Date, minus (ii) contributions made by the Seller on or after November 1, 1997 to the Defined Benefit Plan.

         (d) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Whyte Hirschboeck Dudek SC, 2100 Bank One Plaza, Milwaukee, WI 53202, commencing at 10:00 a.m. local time on such date as the Buyer and the Seller may agree upon, but not later than the fifth business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself), (the "Closing Date"). However, in no event shall Closing occur later than July 18, 1998.

         (e) Deliveries at the Closing. At the Closing, (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 6(a) below; (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in
Section 6(b) below; (iii) the Seller will execute, acknowledge, and deliver to the Buyer (A) assignments, bills of sale, deeds in the forms attached hereto as Exhibits G1, G2 and G3 and (B) such other instruments of sale, transfer, conveyance, and assignment (including motor vehicle and Intellectual Property transfer documents)

                                                                   EXHIBIT 2.1

as the Buyer and its counsel reasonably may request; (iv) the Buyer will execute and deliver to the Seller (A) an assumption agreement in the form attached hereto as Exhibit H and (B) such other instruments of assumption as the Seller and its counsel reasonably may request; (v) the Seller, the Shareholders, the Buyer and the Escrow Agent will execute and deliver the Purchase Price Escrow Agreement in the form of Exhibit B and the Warranty and Startup Escrow Agreement in the form of Exhibit C; (vi) the Buyer will deliver to the Seller and the Escrow Agent an aggregate amount of Forty-Seven Million Dollars ($47,000,000) as provided in Section 2(c) above; (vii) the Buyer and Roger L. Swanson will execute the Swanson Consulting Agreement (as hereinafter defined); the Buyer and Verlyn L. Westra will execute the Westra Consulting Agreement (as hereinafter defined)

         (f) Allocation. The Parties agree to allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets in accordance with the allocation attached hereto as Exhibit I, and to use such allocation for all tax reporting purposes connected herewith.

         3. Representations and Warranties of the Shareholders. The Seller and the Shareholders jointly and severally represent and warrant to the Buyer that, notwithstanding any investigation by the Buyer, the statements contained in this
Section 3 are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule accompanying this Agreement (the "Disclosure Schedule"). The Disclosure
Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3. Any matter reasonably disclosed in one section of the Disclosure Schedule shall be deemed to be disclosed for purposes of other sections of the Disclosure Schedule without the necessity of specific cross reference. The Seller or any Shareholder may periodically update the Disclosure Schedule as necessary between the date hereof and the Closing Date by delivery of a copy of such update to Buyer as provided in Section 9(h). Matters reasonably disclosed in the Disclosure Schedule or in such updates shall constitute express exceptions to and limitations of the representations and warranties of the Seller and the Shareholders as hereinafter set forth.

         (a) Organization of the Seller. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nebraska.

         (b) Authorization of Transaction. The Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of the Seller and the Shareholders have duly authorized the execution, delivery, and performance of this Agreement by the Seller. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions.

         (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of the articles of incorporation or bylaws of the Seller

                                                                     EXHIBIT 2.1

or (ii) except for any required third party consents or approvals, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above) other than as required pursuant to the Hart-Scott-Rodino Act, and such authorizations, consents or approvals as may be required to assign the agreements, contracts, leases, instruments and other arrangements included in the Acquired Assets to Buyer as contemplated herein.

         (d) Brokers' Fees. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated, except to extent accrued on the Closing Balance Sheet.

         (e) Title to Assets. Subject to the exceptions set forth in
Section 3(k)(i)(A), Section 5.1(h) and Section 5.1(i) relating to real property, the Seller has, or will at Closing have, good and marketable title to, or a valid leasehold interest in, the Acquired Assets free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

         (f) Subsidiaries. The Seller has no Subsidiaries and has had no Subsidiaries for the prior eight years.

         (g) Financial Statements. Attached hereto as Exhibit J are the following financial statements (collectively the "Financial Statements"): (i) audited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended October 31, 1995, 1996, and 1997 (the "Most Recent Fiscal Year End") for the Seller; and (ii) unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the five (5) months ended March 31, 1998 (the "Most Recent Fiscal Month End") for the Seller. The Financial Statements (including the Notes thereto) have been prepared in accordance with GAAP applied on a basis consistent with Seller's prior year end audited Financial Statements, and present fairly the financial condition of the Seller as of such dates and the results of operations of the Seller for such periods; provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

         (h) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any occurrence, event, incident, action, failure to act, or transaction outside the ordinary course of business involving the Seller which would have a material adverse effect on the business or financial results of Seller or a material adverse effect on the Acquired Assets. Without limiting the generality of the foregoing, since that date:

                                                                     EXHIBIT 2.1

              (i) the Seller has not sold, leased, transferred, or assigned any of the Acquired Assets, other than for a fair consideration in the Ordinary Course of Business;

              (ii) the Seller has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $10,000 or outside the Ordinary Course of Business;

              (iii) no party (including the Seller) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) to which the Seller is a party or by which it is bound;

              (iv) the Seller has not had imposed any Security Interest upon any of the Acquired Assets;

              (v) the Seller has not made any capital expenditure (or series of related capital expenditures) either involving more than $10,000 or outside the Ordinary Course of Business;

              (vi) the Seller has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) outside the Ordinary Course of Business;

              (vii) the Seller has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

              (viii) the Seller has not delayed and/or postponed the payment of accounts payable or other Liabilities outside the Ordinary Course of Business;

              (ix) the Seller has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) outside the Ordinary Course of Business;

              (x) the Seller has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

              (xi) the Seller has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) which will result in the Closing Net Asset Value being less than $15,031,850, or redeemed, purchased, or otherwise acquired any of its capital stock;

              (xii) the Seller has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to the Acquired Assets;

                                                                     EXHIBIT 2.1


              (xiii) the Seller has not made any loan to, or entered into any other transaction with, any of its directors, officers, employees or any other Person outside the Ordinary Course of Business;

              (xiv) the Seller has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

              (xv) the Seller has not granted any increase in the base compensation of any of its directors, officers, and/or employees;

              (xvi) the Seller has not adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and/or employees (or taken any such action with respect to any other Employee Benefit Plan);

              (xvii) the Seller has not made any other change in employment terms for any of its directors, officers, and/or employees;

              (xviii) the Seller has not made or pledged to make any charitable or other capital contribution;

              (xix) except for market or economic conditions which are matters of general knowledge in the industry, there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Seller which would have a material adverse effect on the business or financial results of Seller or a material adverse effect on the Acquired Assets; and

              (xx) the Seller has not committed to any of the foregoing.

         (i) Undisclosed Liabilities. The Seller has no Liabilities (and there are no pending or threatened actions, suits, proceedings, hearings, investigations, charges, complaints, claims, or demands against Seller which could reasonably be expected to give rise to any Liability), except for (i) Liabilities to the extent reflected in the Most Recent Balance Sheet; (ii) Liabilities which have arisen after the date of the Most Recent Fiscal Month End Balance Sheet in the Ordinary Course of Business (none of which results from, arises out of, relates to, or was caused by any material breach of contract, breach of warranty, tort, infringement, or violation of law); and (iii) Liabilities arising under this Agreement or in connection with agreements, contracts, leases, licenses and other arrangements which are included in the Assumed Liabilities as to which Seller is not in default.

         (j) Legal Compliance. Each of the Seller and its predecessors have complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

                                                                     EXHIBIT 2.1


         (k)  Real Property.

              (i) Section 3(k)(i) of the Disclosure Schedule contains the legal description of all real property that the Seller owns. With respect to each such parcel of owned real property:

                      (A) the Seller has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for Permitted Real Estate Encumberances, real estate taxes and installments of special assessments not yet delinquent and applicable zoning laws and building restrictions

                      (B) To the Knowledge of the Seller, there are no pending
              or threatened condemnation proceedings, lawsuits, or administrative actions relating to the property or other matters having an adverse effect on its current use, or Seller's occupancy thereof;

                      (C) Seller has received all approvals of governmental
              authorities (including licenses and permits) required in connection with the ownership or operation of the real property as currently used by Seller, and has operated and maintained the same in accordance with applicable laws, rules, and regulations;

                      (D) there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the real property;

                      (E) there are no outstanding options or rights of first
              refusal to purchase the real property, or any portion thereof or interest therein; and

                      (F) there are no parties (other than the Seller) in
              possession of the real property, other than tenants under any leases disclosed in the Disclosure Schedule who are in possession of space to which they are entitled.

              (ii) Section 3(k)(ii) of the Disclosure Schedule sets forth the legal description of all real property leased or subleased to the Seller, and contains a true and correct copy of each lease and sublease of real property to the Seller. With respect to each lease and sublease listed in Section 3(k)(ii) of the Disclosure Schedule:


                      (A) the lease or sublease is legal, valid, binding,
              enforceable, and in full force and effect, except that such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium (whether general or specific) or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity;

                                                                     EXHIBIT 2.1


                      (B) except for any required third party consents or approvals, the lease or sublease will continue to be legal, valid, binding, enforceable in accordance with its terms, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), except that such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium (whether general or specific) or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity;

                      (C) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                      (D) no party to the lease or sublease has repudiated any provision thereof;

                      (E) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                      (F)       with respect to each sublease, the
              representations and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying lease;

                      (G) the Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and

                      (H) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof as currently used by Seller, and have been operated and maintained in accordance with applicable laws, rules, and regulations.

         (l) Intellectual property.

             (i) The Seller owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the businesses of the Seller as presently conducted. Each item of Intellectual Property owned or used by the Seller immediately prior to the Closing hereunder, except for required third party approvals or consents, will be owned or available for use by the Buyer on identical terms and conditions immediately subsequent to the Closing hereunder. The Seller has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses, including, without limitation, maintaining all engineering drawings, bills of material and other documentation necessary to manufacture the products of the Seller's business.


              (ii) The Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and the Seller has never

                                                                     EXHIBIT 2.1


         received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Seller must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Seller.

              (iii) Section 3(l)(iii) of the Disclosure Schedule identifies each patent or registration which has been issued to the Seller with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Seller has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which the Seller has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). Except for the terms of licenses or restrictions which are set forth in the body of pre-packaged or off-the-shelf software, the Seller has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item.
         Section 3(l)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by the Seller in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Section 3(l)(iii) of the Disclosure Schedule:

                      (A) the Seller possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                      (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                      (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Seller, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                      (D) the Seller has not ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

              (iv) Section 3(l)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that the Seller uses pursuant to license, sublicense, agreement, or permission, except any pre-packaged or off-the-shelf software. Except for licenses or restrictions contained in the body of pre-packaged or off-the-shelf software, the Seller has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 3(l)(iv) of the Disclosure Schedule;

                                                                     EXHIBIT 2.1




                      (A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect, except that such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium (whether general or specific) or the similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity;

                      (B) except for any required third party consents or approvals, the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable in accordance with their terms, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), except that such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium (whether general or specific) or the similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity;

                      (C) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                      (D) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

                      (E) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

                      (F) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                      (G) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Seller, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                      (H) the Seller has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

                      (M) Tangible Assets. The Seller owns or leases all buildings, machinery, equipment, and other tangible assets used in the conduct of its businesses as presently conducted. Each such tangible asset has been maintained in accordance with normal industry practice, is in good operating condition (subject to normal wear and tear), and as currently used by Seller is suitable for the purposes for which it is presently used and is free from known defects,

                                                                   EXHIBIT 2.1


      (n) Inventory. The inventory of the Seller consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is free from damage or defects and merchantable and fit for the purpose for which it was procured or manufactured.

      (o) Contracts. To the extent the same are included in the Assumed Liabilities, Section 3(o) of the Disclosure Schedule lists the following contracts and other agreements to which the Seller is a party:

            (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $10,000 per annum;

            (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involves consideration in excess of $10,000;

            (iii) any agreement concerning a partnership or joint venture;

            (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

            (v)   any agreement concerning confidentiality or noncompetition;

            (vi) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

            (vii) any collective bargaining agreement;

           (viii) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis or providing severance benefits;

            (ix) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees; or

            (x) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $10,000.

The Seller has delivered to the Buyer a correct and complete copy of each written agreement (as amended to date) listed in Section 3(o) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect, except that such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium (whether general or specific) or other similar laws now or hereafter in effect relating to creditors' rights generally and

                                                                   EXHIBIT 2.1

to general principles of equity; (B) except for third party consents or approvals, the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), except that such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium (whether general or specific) or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

      (p) Notes and Accounts Receivable. All notes and accounts receivable of the Seller are reflected properly on its books and records, are valid receivables, properly aged and the result of bona fide sales.

      (q) Accounts, Letters of Credit, Bonds and Powers of Attorney. The Seller has no outstanding powers of attorney, bank accounts, brokerage or similar accounts or letters of credit or bonds.

      (r) Insurance. With respect to each insurance policy included in the Acquired Assets, Section 3(r) of the Disclosure Schedule sets forth the following information:

      (i)   the name, address, and telephone number of the agent;

     (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured; and

    (iii)   the policy number and the period of coverage.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect, except that such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium (whether general or specific) or other similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity; (B) subject to necessary consents and approvals, each policy, if any, to be included among the Acquired Assets will continue, subject to Buyer's compliance with all terms of the policy, to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above) except that such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium (whether general or specific) or other similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity; (C) neither the Seller nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof.

                                                                   EXHIBIT 2.1

      (s) Litigation. Section 3(s) of the Disclosure Schedule sets forth each instance in which the Seller (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of the Seller, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. The Seller has no Knowledge that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Seller. Section 3(s) of the Disclosure Schedule also lists and describes all litigation the Seller has been involved in or, to the Seller's Knowledge, threatened with during the preceding five years in which the plaintiff sought either equitable relief or the recovery of more than $25,000.

      (t) Employees. To the actual knowledge of the Shareholders (without any investigation), except for Roger L. Swanson and Verlyn L. Westra, no executive, key employee, or group of employees has any plans to terminate employment with the Seller. The Seller is not party to or bound by any collective bargaining agreement, nor since November 1, 1994, has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. Since November 1, 1994, the Seller has not committed any unfair labor practice. The Seller does not have any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Seller.

      (u)   Employee Benefits.

            (i) Section 3(u) of the Disclosure Schedule lists each Employee Benefit Plan that the Seller maintains or to which the Seller contributes.

                  (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                  (B) All required reports and descriptions (including Form 5500
            Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Section 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                  (C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Seller . All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                                                                   EXHIBIT 2.1


                  (D) Each such Employee Benefit Plan which is an Employee
            Pension Benefit Plan meets the requirements of a "qualified plan" under Code Section 401(a) and a favorable determination letter regarding the Defined Benefit Plan was received from the Internal Revenue Service in January of 1996.

                  (E) The market value of assets under each such Employee
            Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan as provided in the report of the Principal Financial Group prepared as of November 1, 1997, a copy of which is included in Section 3(u) of the Disclosure Schedule.

                  (F) The Seller has delivered to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

            (ii) With respect to each Employee Benefit Plan that the Seller ever has maintained or to which it contributes, ever has contributed, or ever has been required to contribute:

                  (A) No such Employee Benefit Plan which is an Employee Pension
            Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of any of the Shareholders, threatened.

                  (B) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge any of the Shareholders, threatened. None of the Shareholders has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

                  (C) The Seller has not incurred, and none of the Shareholders has any reason to expect that the Seller will incur; any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                                                                   EXHIBIT 2.1


           (iii) The Seller has never contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

            (iv) The Seller does not maintain and never has maintained or contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

      (v) Guaranties. The Seller is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

      (w)   Environment, Health and Safety.

            (i) The Seller and its predecessors have complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply or asserting that the Seller or its predecessors have any Liability under any Environmental, Health, and Safety Laws nor do any of the Shareholders have any Knowledge of any basis for any of the foregoing. Without limiting the generality of the preceding sentence, each of the Seller and its predecessors has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

            (ii) The Seller has no Liability (and the Seller and its predecessors have not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Seller giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

            (iii) All properties and equipment used in the business of the Seller and its predecessors have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

      (x) Taxes. The Seller has timely filed all Tax returns required to be filed by it and timely paid all Taxes owed by it. To the extent the same are related to Taxes which are included in the Assumed Liabilities, the reserve for Taxes set forth on the Closing Balance Sheet is adequate to cover all Taxes which may be assessed in the future relating to periods ending on or before the Closing Date including, without limitation, prorated real estate and personal property taxes.

                                                                   EXHIBIT 2.1


      (y) Product Warranty. To the Knowledge of the Shareholders, no product manufactured, sold, leased, or delivered by the Seller or any predecessor is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Section 3(y) of the Disclosure
Schedule includes copies of the standard terms and conditions of sale or lease for the Seller (containing all applicable guaranty, warranty, and indemnity provisions).

      (z) Shareholder Authorization. Each Shareholder has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each Shareholder, enforceable in accordance with its terms and conditions.

      (aa) Noncontravention. Neither the execution and the delivery of this Agreement by any Shareholder, nor the performance by any Shareholder of his obligations hereunder, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, stipulation, ruling, or other restriction of any government, governmental agency, or court to which the Shareholder is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Shareholder is a party or by which he is bound or to which any of his assets is subject.

      (ab) Seller Shares. The names of each of the stockholders of the Seller and the number of shares of stock of the Seller owned by each stockholder are as set forth in Section 3(ab) of the Disclosure Schedule

      (ac) Certain Business Relationships With the Seller. None of the Shareholders and/or their families has been involved in any business arrangement or relationship with the Seller within the past 12 months, and none of the Shareholders and/or their families owns any asset, tangible or intangible, which is used in the business of the Seller.

      (ad) Disclosure. The representations and warranties contained in this
Section 3, as modified by the Disclosure Schedule and any updates thereto, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

      (ae) Disclaimer of Other Representations and Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 3, THE SELLER AND THE SHAREHOLDERS MAKE NO REPRESENTATION OR WARRANTY, EXPRESS OF IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF ANY OF THE SELLER'S ASSETS (INCLUDING, WITHOUT LIMITATION, THE ACQUIRED ASSETS), LIABILITIES (INCLUDING, WITHOUT LIMITATION THE ASSUMED LIABILITIES) OR OPERATIONS AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED. BUYER HEREBY ACKNOWLEDGES AND AGREES THAT, EXCEPT TO THE EXTENT SPECIFICALLY SET

                                                                   EXHIBIT 2.1


FORTH IN THIS SECTION 3, THE BUYER IS PURCHASING THE ACQUIRED ASSETS ON AN "AS-IS" "WHERE-IS" BASIS.

      4. Representations and Warranties of the Buyer. The Buyer represents, warrants and covenant to and with the Seller that, notwithstanding any investigation by the Seller, the statements contained in this Section 4 are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4. Any matter fairly disclosed in one section of the Disclosure Schedule shall be deemed to be disclosed for purposes of other sections of the Disclosure Schedule without the necessity of specific cross reference. The Buyer shall periodically update the Disclosure Schedule as necessary between the date hereof and the Closing Date. If any matters disclosed in such updates by the Buyer are not acceptable to the Seller, the Seller shall, notwithstanding anything to the contrary in this Agreement, have the right to unilaterally terminate this Agreement without liability to the Buyer. If the matters disclosed in such updates by the Buyer are acceptable to the Seller, such updates shall be initialed by the Buyer and the Seller and the same shall constitute exceptions to the representations and warranties hereinafter set forth.

      (a) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

      (b) Authorization of Transaction. The Buyer, subject to the fulfilment of the Buyer's financing contingency, has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

      (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of the articles of incorporation or bylaws of the Buyer or (ii) subject to the fulfillment of the Buyer's financing contingency, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above) other than as required pursuant to the Hart-Scott-Rodino Act, and such authorizations, consents or approvals as may be required in connection with the Buyer's financing and to assign the

                                                                   EXHIBIT 2.1


contracts, leases and agreements included in the Acquired Assets to Buyer as contemplated herein all of which shall unless waived by the Buyer be obtained by the Seller prior to Closing.

      (d) Brokers' Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller or the Shareholders could become liable or obligated.

      (e) Disclosure. The representations and warranties contained in this
Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

      (f) Disclaimer of Other Representations and Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 4, THE BUYER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OF IMPLIED, AT LAW OR IN EQUITY, AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

      5.1 Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

      (a) General. Each of the Parties will, commencing as of the date of this Agreement and continuing until the close of business on July 18,1998, use its best efforts consistent with commercial reasonableness to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, performing all acts required by this Agreement to be performed by such Party at or before Closing and all acts necessary to make such Party's representations and warranties true and correct at and as of the Closing Date. However, nothing herein shall be deemed or construed to require either party to extend the Closing Date beyond July 18, 1998, or agree to pay any cost or expense referred to in Section 5.1(c) in excess of $25,000.

      (b) Financing. The Buyer shall use its best efforts to obtain, on a commercially reasonable basis, the financing it needs in order to refinance its existing debt, consummate the transactions contemplated hereby and meet its future capital requirements. In the event that the Buyer becomes aware of any material adverse development that is reasonably likely to jeopardize its ability to obtain such financing, Buyer shall promptly provide written notice to Seller describing in detail such material adverse development.

      (c) Notices and Consents. The Seller will give any notices to third parties, and the Seller will use its best efforts consistent with a standard of commercial reasonableness to obtain any third party approvals or consents that may be necessary to transfer any agreement, contract, lease, license, instrument or other arrangement included in the Acquired Assets to Buyer at Closing. Each of the Parties will give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(c) and Section 4(c) above. Without limiting the generality of the foregoing, each of the Parties will file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department

                                                                   EXHIBIT 2.1


of Justice under the Hart-Scott-Rodino Act, and will make any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith, provided that any extension of the applicable waiting period shall be approved in writing by Seller unless such extension would cause the closing to be delayed beyond July 18, 1998.. The Buyer agrees to pay any filing fees required in connection with such filings under the Hart-Scott-Rodino Act. The Parties have retained the services of Collier, Shannon, Rill & Scott, PLLC to act as their legal counsel in connection with such filings, and have agreed to divide the legal fees and expenses of such firm in connection with such filings on a 50-50 basis up to total legal fees of $50,000.00, after which amount the fee and expense division shall be subject to re-negotiation by the Parties.

      (d) Operation of Business. The Seller will operate its business in the Ordinary Course of Business consistent with prior custom and practice. Without limiting the generality of the foregoing, the Seller will not (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock to the extent the same could reasonably be expected to reduce the Closing Net Asset Value below $15,031,850 or (ii) redeem, purchase, or otherwise acquire any of its capital stock

      (e) Preservation of Business. The Seller will use its best efforts consistent with commercially reasonable practice to keep its business and properties substantially intact, including its present operations, physical facilities, and relationships with lessors, licensors, suppliers, customers, and employees.

      (f) Full Access. The Seller will permit representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Seller , to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Seller.

      (g) Exclusivity. Neither the Seller nor any of the Shareholders will (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets of the Seller (including any acquisition structured as a merger, consolidation, or share exchange) or
(ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Seller will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

      (h) Title Insurance. The Seller will use its best efforts consistent with a standard of commercial reasonableness to obtain the following title insurance commitments, policies, and riders at standard rates in preparation for the Closing. With respect to each parcel of real estate that the Seller owns, an ALTA Owner's Policy of Title Insurance Form B-1987 (or equivalent policy reasonably acceptable to the Buyer if the real property is located in a state in which an ALTA Owner's Policy of Title Insurance Form B-1987 is not available) from Chicago Title Company issued through Nebraska Title Co. (with respect to real estate located in Nebraska) and from Stewart Title Guarantee Company issued through Burchard Abstract Corporation (with respect to real estate located in Texas) as the land title insurance agencies, in the amounts shown in Exhibit K hereto, in each instance insuring title to

                                                                   EXHIBIT 2.1


such real property in the Buyer as of the Closing (subject only to the title exceptions described above in Section 3(k)(i)(A) of this Agreement. Each title insurance policy delivered under Section 5(h) above shall (A) insure title to the real property and all recorded easements benefitting such real property,
(B) contain GAP and "extended coverage" endorsements insuring over the general exceptions contained customarily in such policies, (C) contain an ALTA Zoning Endorsement 3.1 (or equivalent), (D) contain an endorsement insuring that the real property described in the title insurance policy is the same real estate as shown on the Survey delivered with respect to such property, (E) contain an endorsement insuring that each street adjacent to the real property is a public street and that there is direct and unencumbered pedestrian and vehicular access to such street from the real property, (F) if the real property consists of more than one record parcel, contain a "contiguity" endorsement insuring that all of the record parcels are contiguous to one another, (G) contain a "non-imputation" endorsement to the effect that title defects known to the officers, directors, and stockholders of the owner prior to the Closing shall not be deemed "facts known to the insured" for purposes of the policy and (H) contain a "Comprehensive" endorsement for improved land. The cost of such policy or policies and the endorsements shall be divided equally between Buyer and Seller. In the event Seller is unable to obtain such title insurance or any one or more of the foregoing endorsements at standard rates, Buyer's sole remedy with respect to such failure shall be to terminate this Agreement, unless Seller elects to share equally with Buyer the increased costs thereof.

      (i) Surveys. With respect to each parcel of real property as to which a title insurance policy is to be procured pursuant to Section 5(h) above, the Seller will procure in preparation for the Closing a current survey of the real property certified to the Buyer, prepared by a licensed surveyor and (A) with respect to real estate located in Nebraska, conforming to current ALTA Minimum Standard Detail Requirements for Land Title Surveys and the Accuracy Standards of an Urban Survey, and (B) with respect to real estate located in Texas, conforming to boundary survey requirements customarily imposed for the preparation of commercial surveys in Texas for commercial real estate transactions, with all of the foregoing surveys disclosing the location of all improvements, easements, party walls, sidewalks, roadways, utility lines, water courses, drains and sewers, applicable set back lines, and other matters shown customarily on such surveys, and showing access affirmatively to public streets and roads (the "Survey").The cost of such Surveys shall be divided equally between Buyer and Seller. In the event that the Survey discloses any defect or encroachment from, onto or otherwise affecting the real property, then unless the same is waived by Buyer, the Seller shall have the option, but not the obligation, to correct such defect to Buyer's reasonable satisfaction. In the event such defect is not cured, Buyer's sole remedy with respect to such defect shall be to terminate this Agreement.

      (j)   Effect of Disclosure

            (i) To the extent that any state of fact, item or information reasonably disclosed in the Disclosure Schedule as of the date of this Agreement is contrary to any representation or warranty of the Seller and/or the Shareholders herein or in any certificate or document furnished by the Seller and/or one or more of the Shareholders to Buyer hereunder, Buyer's execution of this Agreement shall constitute an acceptance of such state of fact, item or information as an express exception to and limitation of such representation or warranty and shall be conclusively deemed to constitute an irrevocable agreement by Buyer to waive and

                                                                   EXHIBIT 2.1



      forego the right to seek indemnification pursuant to Section
      8(b)(i)(A) of this Agreement from either the Seller or any one or more of the Shareholders with respect to any Adverse Consequence which any Buyer Indemnified Party (as hereinafter defined) may suffer in connection therewith.The provisions of this subparagraph (i) shall not apply to any Liability of the Seller which is not an Assumed Liability and the disclosure of a Liability of the Seller, which does not otherwise constitute an Assumed Liability, in the Disclosure Schedule shall not cause such Liability of the Seller to become an Assumed Liability.

            (ii) To the extent any updates to the Disclosure Schedule are made by the Seller and/or any one or more of the Shareholders and reasonably disclose any state of fact, item or information which is/are contrary to any representation or warranty of the Seller and/or the Shareholders herein or in any certificate or document furnished by the Seller or any one or more of the Shareholders to Buyer hereunder or in the event such update reasonably discloses that the Seller cannot, after the exertion of commercially reasonable efforts, obtain any approval, consent or authorization required hereunder then, in such event, the Buyer's sole and exclusive remedy with respect to the information set forth in such update shall be to (A) waive such item, information, state of facts or such authorization, consent or approval and proceed to Closing, in which event Buyer shall be conclusively deemed to have agreed to irrevocably waive and forego its right to seek indemnification from either the Seller or any one or more of the Shareholders with respect to any Adverse Consequences which Buyer may suffer in connection therewith; or (B) terminate this Agreement prior to Closing in accordance with Section 7 hereof.The provisions of this subparagraph (ii) shall not apply to any Liability of the Seller which is not an Assumed Liability and the disclosure of a Liability of the Seller, which does not otherwise constitute an Assumed Liability, in any update ot the Disclosure Schedule shall not cause such Liability of the Seller to become an Assumed Liability.

      5.2 Other Covenants. In addition to the covenants and agreements set forth elsewhere in this Agreement, the Parties agree as follows:

      (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Asset Purchase Agreement, each of the Parties will use commercially reasonable efforts to take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request.

      (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Asset Purchase Agreement specifically including, but not limited to the collection of any account receivable or note Seller or Shareholders repurchase pursuant to Section 5.2(h) hereof, or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Seller, each of the other Parties will cooperate with the contesting or defending Party and his or its counsel in the contest or defense, make available his or its personnel, and provide such testimony and access to his or its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or

                                                                   EXHIBIT 2.1


defending Party (unless the contesting or defending Party is entitled to indemnification as hereinafter provided).

      (c) Seller and Shareholder Confidentiality. Following the Closing, the Seller and each of the Shareholders will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. In the event that the Seller or any of the Shareholders is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Seller or that Shareholder will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this section. If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller or any of the Shareholders is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Seller or that Shareholder may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Party shall use his or its reasonable best efforts to obtain, at the reasonable request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. Any costs or expenses incurred by Seller or the Shareholders in connection with the foregoing shall be paid by Buyer. Until Closing or in the event the transactions contemplated by this Agreement do not close on or before July 18, 1998, or such later date as may be agreed to by the Parties, thereafter, the Confidentiality and Non-Disclosure Agreement between Buyer and Seller dated March 26, 1998 (the "Confidentiality Agreement") shall continue in full force and effect.

      (d) Covenant Not to Compete. For a period of four years from and after the Closing Date, neither the Seller nor any of the Shareholders will in any capacity whatsoever engage directly or indirectly in:

      (i) the design, manufacture, sale or repair of industrial watertube boilers, ducts, stacks, and/or waste heat boilers which compete with those sold, offered for sale or under design by the Seller during the one year period preceding the Closing Date and which are destined for use in the United States or any foreign country within which the Seller sold or offered to sell the same during the one year period preceding the Closing Date;

      (ii) the design, manufacture, sale or repair of fabricated metal products which are of a type similar to those fabricated metal products designed, manufactured, sold or repaired by the Seller during the one year period preceding the Closing Date (specifically including, but not limited to, guard rails, motorcycle jacks, tire repair equipment and/or ovens) and which are destined for use in the United States or any foreign country within which the Seller sold or offered to sell the same during the one period preceding the Closing Date;

       (iii) the solicitation or attempted solicitation of business (of the type engaged in by the Seller during the one year period preceding the Closing
      Date) from any Person who was a customer

                                                                   EXHIBIT 2.1


      of the Seller (or from whom the Seller solicited business) during the one year period preceding the Closing Date;

      (iv) any action that is intended or designed to have the effect of discouraging any Person who was an employee, agent, lessor, licensor, customer, supplier, or other business associate of the Seller during the twelve month period preceding the Closing Date from maintaining the same business relationships with the Buyer as were maintained with the Seller; and/or

      (v) any effort to attempt to hire or otherwise obtain the services of any person who was employed by the Seller during the one year period preceding the Closing Date.

The ownership of less than 5% of the outstanding stock of any publicly traded corporation shall not be deemed to violate the foregoing provisions. The Parties hereby acknowledge and agree that (a) the Seller's business is international in scope, (b) the Seller's most significant asset is its goodwill, as is evidenced by the allocation of the Purchase Price as set forth in Exhibit I attached hereto, (c) the foregoing restrictions are reasonable and necessary to protect such goodwill, (d) without such restrictions the Seller and the Shareholders would by virtue of their prior experience and contacts be in a position to unfairly compete with the Buyer and destroy the value of the goodwill which the Buyer is purchasing, (e) the Buyer would suffer irreparable harm in the event of a breach of the foregoing restrictions and, accordingly (f) the Buyer, in addition to any other remedies available to it, shall be entitled to injunctive relief without the posting of a bond or other collateral. The Parties also agree that the term of the foregoing restrictions shall without further action by the Parties be automatically extended by any period the Seller and/or any of the Shareholders are determined to have been in violation of any such restrictions.

      (e) Non Assignable Contracts In the event that the Seller is unable to obtain any required third party consents to the assignment of any contract and the Buyer waives the condition to its obligation to close in connection therewith and proceeds with the Closing, the Seller and the Buyer agree to cooperate with each other and take any and all commercially reasonable actions necessary or desirable, including without limitation sucontracting where appropriate, to accomplish the intended economic result that would have been obtained from the assignment of such contract.

      (f) Buyer Confidentiality. Prior to the Closing, except as may be otherwise required by law or the final non-appealable order of a court of competent jurisdiction, the Buyer shall continue to be bound by the Confidentiality Agreement (a copy of which is included in the Disclosure Schedule); provided, however, that (i) the Buyer may incorporate information concerning the Seller in preliminary drafts of offering documents being prepared by the Buyer and its underwriters in connection with the Buyer's high yield offering if all Persons provided such preliminary drafts acknowledge and agree to maintain the confidentiality of all such information, and (ii) upon the expiration of the HSR waiting period , the Buyer may make such disclosures to any Persons as are necessary or desirable in connection with the Buyer's high yield offering. Except with respect to the foregoing, the Confidentiality Agreement shall continue in effect (i) in the event that Closing does not occur, and (ii) with regard to matters relating to the Shareholders.

      (g),Warranty, Make Good and Start Up Liability and Work

                                                                   EXHIBIT 2.1


      (i) Liability for Warranty, Make-Good and Startup . The Seller and the Shareholders shall jointly and severally be responsible for all express and/or implied warranty, make good and/or startup (which shall include all work necessary to complete a contract in accordance with it s express terms) obligations relating to Products Sold. The Buyer shall be responsible for all other express and/or implied warranty, make good and/ or startup obligations relating to products sold after the Closing Date.

      (ii) Performance of Warranty, Make-Good and Startup Work. With respect to Products Sold, the Buyer shall perform for the Seller product warranty, make good and startup work to the extent the (A) startup work is required by the contract with the customer, (B) warranty work is required as the result of a defect or failure that first occurs within the express warranty period as set forth in the sales contract with the customer, (C) make-good work which is approved in advance by the Seller (which approval will not unreasonably be withheld in light of the Seller's past practices) and arises in connection with product sales which are part of a turn key project and arises from a defect or failure that first occurs after the expiration of the express warranty period as set forth in the contract with the customer but prior to 18 months after startup, unless the Seller has contracted for an extended express warranty period and/or (D) make-good work which is approved in advance by the Seller (in its sole discretion) and arises in connection with product sales which are not part of a turn key project and arises from a defect or failure that first occurs after the expiration of the express warranty period as set forth in the contract with the customer but prior to 18 months after startup, unless the Seller has contracted for an extended express warranty period. Buyer shall use commercially reasonable efforts to promptly and thoroughly investigate all startup, warranty and make-good claims relating to Products Sold. To the extent such startup or warranty work is determined, in the Buyer's reasonable discretion, to be required by the terms of this paragraph (g)(ii) or to the extent that the Seller approves such make good work, Buyer shall use commercially reasonable efforts to promptly undertake and diligently pursue to completion the performance of such startup, warranty or make-good work on behalf of the Seller. In its performance of such startup, warranty work or make-good work, the Buyer shall use its best efforts, consistent with a standard of commercial reasonableness and the prior customs and practices of the Seller, to perform such work as efficiently and in as economic a manner as is reasonably possible under the circumstances then existing.

      (iii) Payment for Warranty Work, Make-Good Work and Startup Performed for Seller by Buyer. The Seller and the Shareholders jointly and severally agree to pay and reimburse Buyer for the costs actually incurred by Buyer in connection with performing the startup, warranty and make-good work (provided that, with respect to make good work the required approval of the Seller under paragraph (g)(ii) above is obtained) which Buyer performs on behalf of the Seller pursuant to paragraph (g)(ii) above. For purposes of this Agreement, Buyer's costs shall mean only those costs which are reasonably and necessarily incurred by Buyer in the performance of such work as provided in paragraph (g)(ii) above and shall include only Buyer's cost for labor (including the burden associated with the Service Department but excluding any other charges for sales, general or administration expenses), Buyer's costs (labor, material and burden) for parts and materials, and Buyer's other out-of-pocket expenses. Buyer shall bill Seller and the Shareholders, for the cost of warranty work, make-good work and/or startup which Buyer performs on behalf of Seller as provided in paragraph (g)(ii) above,

                                                                   EXHIBIT 2.1


      and Seller and the Shareholders jointly and severally agree to pay or cause such invoices to be paid to Buyer on a net basis within thirty (30) days of receipt.

      (iv) Warranty, Startup, Accounts and Notes Receivable Escrow Account. To the extent that adequate funds are available in the Warranty, Startup, Accounts and Notes Receivable Escrow Account, the obligation of the Seller and the Shareholders to pay and reimburse the Buyer as set forth in paragraph (g)(iii) above and Section 5.2(h) below shall be satisfied by payment from the Warranty and Startup Escrow Account. In the event the balance in the Warranty, Startup, Accounts and Notes Receivable Escrow Account should at any time or times fall below $250,000, the Seller and the Shareholders jointly and severally agree within five (5) days of written notice thereof to wire transfer sufficient funds to restore the balance of the Warranty, Startup, Accounts and Notes Receivable Escrow Account to $500,000. At such time as all warranty periods (pursuant to the terms of the Seller's express warranty provisions) for all Products Sold have expired and all amounts due to the Buyer at such date pursuant to paragraph (g)(ii) above have been paid, the Buyer and the Seller shall (A) if there are as of such date no pending claims for work within the scope of paragraph (g)(ii) above and no accounts or notes receivable which are included among the Acquired Assets which have not been paid in full, notify the Escrow Agent that the Warranty, Startup, Accounts and Notes Receivable Escrow is to be terminated and all funds distributed to the Seller, or (B) if there are as of such date pending claims for work within the scope of paragraph (g)(ii) above and/or uncollected accounts or notes receivable which are within the scope of Section 5.2(h), attempt in good faith to estimate the amount reasonably likely to be become due the Buyer under paragraph (g)(iii) for completing such work and/or Section 5.2(h) with respect the uncollected accounts and/or notes receivable and notify the Escrow Agent and instruct it to distribute to the Seller all funds in the Warranty, Startup, Accounts and Notes Receivable Escrow Account that are in excess thereof. At such time as all warranty periods (pursuant to the terms of the Seller's express warranty provisions) for all Products Sold have expired, all amounts due to the Buyer at such date pursuant to paragraph (g)(ii) above have been paid, there remain no pending claims for work within the scope of paragraph (g)(ii) above, and all accounts and notes receivable which are within the scope of Section 5.2(h) have been collected in full or repurchased by the Seller, the Buyer and the Seller shall notify the Escrow Agent and instruct it that the Warranty, Startup, Accounts and Notes Receivable Escrow is to be terminated and all funds therein distributed to the Seller. The fact that there are insufficient funds in the Warranty , Startup, Accounts and Notes Receivable Escrow Account or that such account has been terminated shall not alter or diminish the obligations of the Seller and the Shareholders to make any payments otherwise due to the Buyer pursuant to paragraph (g)(iii) above and/or Section 5.2(h) or the obligation of the Buyer to perform warranty, startup or make good work on behalf of the Seller or the Shareholders pursuant to paragraph (g)(ii) above.

       (h) Accounts and Notes Receivable. Following Closing, Buyer shall use reasonable efforts to collect all accounts receivable or notes which are included in the Acquired Assets. To the extent any accounts receivable or note included in the Acquired Assets remains uncollected as of the twelve (12) month anniversary of the Closing Date, then, unless the reason for nonpayment is on account of a bona fide claim by the customer that startup, warranty and or make good work which is within the scope of work the Buyer is required to perform pursuant to Section 5.2(g)(ii) above has not been performed, the Seller and Shareholders jointly and severally agree to repurchase such account

                                                                   EXHIBIT 2.1


receivable or note from Buyer at a price equal to the remaining unpaid face amount of such account receivable or note. If any accounts receivable or notes included in the Acquired Assets which remain uncollectible on the twelve (12) month anniversary of the Closing have not been collected at that time due to a bona fide claim by the customer that startup, warranty and or make good work which is within the scope of work the Buyer is required to perform pursuant to
Section 5.2(g)(ii) above has not been performed, then the Seller and the Shareholders, jointly and severally agree to repurchase such account receivable or note from the Buyer at a price equal to unpaid face amount of such account receivable or note at the earlier of (A) 30 days after the time at which all such work required under Section 5.2(g)(ii) has been performed, or (B) eighteen
(18) months after startup. Notwithstanding anything to the contrary in this Agreement, in the event the Seller refuses to approve product make-good work pursuant to Section 5.1(g)(ii) above (with respect to which there is an unpaid account receivable or note which has not been paid due to a bona fide claim by the customer that it is entitled to have such work performed), the Seller and Shareholders jointly and severally agree to repurchase such account receivable or note from Buyer within 30 days after the date on which the Buyer requested such approval at a price equal to the remaining unpaid face amount of such account receivable or note. The fact that an account or note receivable has been repurchased pursuant to this Section 5.2(h) shall not alter or diminish any obligation of the Buyer to perform startup, warranty and/or make good work required pursuant to Section 5.2(g)(ii) hereof. As used in this Section 5.2(h), reasonable business efforts shall include but not be limited to, the following actions to be taken by Buyer in connection with the collection of accounts receivable or notes:

      (i) Buyer shall issue statements with respect to the accounts receivable and notes on a monthly basis, and pursue such other collection efforts, including personal contact by phone or in person with the debtor, as may be consistent with Buyer's normal and customary business practice, but excluding the commencement of litigation; provided, however, that if the Seller notifies the Buyer that the Seller, due to the expiration of the statute of limitations or any tolling agreement entered into in connection therewith, desires that litigation be commenced, the Buyer shall either itself commence such litigation or assign such account receivable or note back to the Seller so as to enable the Seller to commence such litigation, in either of which events the Seller and the Shareholders shall jointly and severally indemnify the Buyer from all Liabilities, costs and expenses, including reasonable attorneys' fees, in connection with such litigation

      (ii) Buyer shall take commercially reasonable efforts, consistent with the Seller's prior normal and customary business practices, to (A) perfect and/or preserve any and all material claims, rights or causes of action against the debtor or any third party and (B) avoid having the same lapse, expire or otherwise become unenforceable because of lack of notice, passage of time or otherwise

      (iii) Buyer shall promptly undertake and diligently pursue to completion all warranty work or make good work required to be performed by the Buyer pursuant to Section 5(g)(ii) to the extent that such work may be necessary or appropriate to address and resolve any defect or failure in any Products Sold to the account or note debtor which constitutes the basis in whole or in part for nonpayment of any such account receivable or note.

                                                                   EXHIBIT 2.1


       (i) Product Liability. Seller shall retain all Liabilities and obligations with respect to Products Sold, including, without limitation, Liability for personal injury or property damage occurring at any time caused by Products Sold. Seller shall purchase and cause to remain in force for a period of at least (10) ten years product liability insurance providing coverage of at least $10,000,000 (subject to standard exceptions and limitations) for personal injury and property damage occurring at any time caused by Products Sold on or prior to the Closing Date. To the extent the same is available, the Seller shall cause the Buyer to be named as an additional insured on such policy; provided that if such endorsement involves an additional cost, the Buyer, if it desires to be added as an additional insured, shall pay the cost of such endorsement. Buyer shall be solely responsible for all other Liabilities and obligations with respect to products other than Products Sold, including, without limitation, Liability for personal injury or property damage caused by products other than Products Sold.

       (j) Surety Bonds and Letters of Credit. From and after the Closing Date, the Buyer shall either assume all surety bonds and letters of credit which are listed in Section (3)(q) of the Disclosure Schedule or shall provide substitute surety bonds and letters of credit, acceptable to the beneficiaries thereof, in order that Seller's surety bonds and letters of credit are released and any liabilities thereunder are extinguished. The foregoing requirement, or any action in fulfilment thereof, shall not, however, convert any underlying obligation of the Seller to the beneficiary of such surety bond or letter of credit, which is not expressly assumed by the Buyer pursuant to the other terms of this Agreement, to become an Assumed Liability.

       (k)      Certain Employment Related  Matters

       (i) The Seller shall use reasonable efforts to obtain a one year extension (upon terms which are satisfactory to the Buyer) to the existing Labor Agreement between Nebraska Boiler Company and the International Brotherhood of Boilermakers, Iron Ship Builders, Blacksmiths, Forgers and Helpers, Lodge No. 83 ( the "Union" and the "CBA"). If the CBA is so extended, the Buyer will assume the CBA as of the Closing Date and the Seller will obtain the Union's written consent and approval to such assumption. If the CBA is not so extended, the Buyer, at its option, may elect to assume the CBA as of the Closing Date and the Seller will obtain the Union's written consent and approval to such assumption. In either of such events, except for the Unfunded Liability (as hereinafter defined), the Buyer will only be responsible for the liabilities and responsibilities of the Seller under the CBA which accrue and are based upon acts or occurrences which take place after the Closing Date and the same shall constitute Assumed Liabilities. Except as hereinafter specifically provided to the contrary with respect to the Unfunded Liability, the Buyer shall have no responsibility for any liabilities or responsibilities under the CBA which accrued or are based upon acts or occurrences which took place on or prior to the Closing Date. The written consent and agreement of the Union shall incorporate the foregoing division of responsibility between the Buyer and the Seller and acknowledge that the assumption of the CBA by the Buyer is contingent upon the consummation of the transactions contemplated by this Agreement. The Buyer acknowledges that the Seller has not given any WARN Act notice to its employees and the Buyer shall be solely responsible for any and all obligations and liabilities as a result thereof and the same shall constitute Assumed Liabilities.

                                                                   EXHIBIT 2.1


      (ii) The Buyer, provided that it assumes the CBA as set forth above and the Seller obtains the Union's consent and approval in connection with the Buyer's assumption of the CBA, shall also assume (A) those obligations of the Seller, which accrue or are based upon acts or occurrences which take place after the Closing Date, as sponsor of the National Dynamics Corporation Pension Plan, a/k/a Nebraska Boiler Company, Inc. Defined Benefit Plan, for the benefit of the employees covered by the CBA, which has been in effect since November 1, 1981 and which is currently administered under a prototype plan document of Principal Financial Group (the "Defined Benefit Plan") and (B) all of he Seller's unfunded liabilities under the Defined Benefit Plan (the "Unfunded Liability") and the same shall constitute Assumed Liabilities. Except for the Unfunded Liability, the Buyer shall have no responsibility for any liabilities or responsibilities under the Defined Benefit Plan which accrued or are based upon acts or occurrences which took place on or prior to the Closing Date except for the processing and coordinating the payment by The Principal Group of benefit claims which have not been completed as of the Closing Date.

      (iii) The Buyer shall not assume any of the Seller's obligations under the Seller's existing VEBA but will provide health insurance coverage and other benefits similar in all material respects to those provided under the VEBA; provided, however, that the preceding commitment shall not prevent the Buyer from making such future changes as it deems appropriate and which are in all material respects similar to fringe benefit programs at one or more of Buyer's other locations

      (iv) Until such time as Daniel T. Scully, Roger L. Swanson and Verlyn L. Westra, respectively, reach age 65, the Buyer shall, at its sole cost and expense, cause health insurance to be provided to Daniel T. Scully, Roger
      L. Swanson and Verlyn L. Westra and their spouses under the Buyer's group health insurance programs with coverage and at levels which the Buyer provides or otherwise makes available to the executives of the Buyer who are employed at or who have primary responsibility for the Buyer's Lincoln, Nebraska facility. At such time as Daniel T. Scully, Roger L. Swanson and Verlyn L. Westra attain age 65, the Buyer shall permit each such individual's spouse to make a COBRA election and continue coverage for 18 months thereafter provided that such spouse reimburses the Buyer for the cost of such insurance.

      (l) Certain Environmental Matters. The Buyer shall initially pay all costs associated with any work recommended in the draft Clayton Environmental Report, a copy of which has been furnished to the Seller ( "Recommended Environmental Work"). The Buyer, the Seller and the Shareholders hereby agree that the further testing recommended in the aforementioned draft Clayton Environmental Report shall not constitute Required Environmental Work (as hereinafter defined). The Seller and the Shareholders jointly and severally agree to promptly reimburse the Buyer for one-half of the cost of Recommended Environmental Work that is required to comply with Environmental, Health and Safety Requirements ("Required Environmental Work"). The The Seller and the Shareholders shall not be required to reimburse the Buyer for any Recommended Environmental Work that is not Required Environmental Work and the maximum amount that the Sellers and the Shareholders shall be required to reimburse the Buyer for Required Environmental Work under the preceding sentence shall be $100,000. Notwithstanding anything to the contrary in this Agreement, in the event that all of the costs initially paid (and not taking into account any reimbursement from the

                                                                   EXHIBIT 2.1


Seller and the Shareholders) by the Buyer for Required Environmental Work exceed $200,000, then an amount equal to such excess shall be deemed to be Adverse Consequences for which the Buyer is entitled to indemnification pursuant to
Section 8(b)(i)(A). For purposes of the limitations of Section 8(d) in connection with determining whether the $500,000 limitation has been exceeded, only one $10,000 limitation shall be applied to all costs incurred by the Buyer in performing Required Environmental Work. Prior to the Closing, the Seller, at its expense, shall cause all drums and barrels located on any property owned or occupied by the Seller to be properly disposed of in accordance with all applicable Environmental, Health and Safety Requirements and the disposal cost incurred by the Seller in connection therewith shall reduce on a dollar for dollar basis the $100,000 maximum reimbursement requirement as set forth above,

      (m) Tax Returns and Employee Benefit Plan Returns and Reports. The Buyer shall prepare and file or cause to be filed at its expense on or prior to the due date thereof (including extensions) all Tax returns and reports and all other returns and reports relating to the Defined Benefit Plan which the Buyer is required by law to file and which are due after the Closing Date and shall include therein, as appropriate to the particular form or report, the results of the Seller's operations on or before the Closing Date, to the extent such reflection of the Seller's operations on or before the Closing Date is required or permitted under applicable reporting laws, rules and/or regulations. The Seller shall prepare and file or cause to be filed at its expense on or prior to the due date thereof (including extensions) all other Tax returns and reports relating to the Seller's operations on or before the Closing Date and all other returns and reports relating to the Seller's Employee Benefit Plans (other than the Defined Benefit Plan) which the Seller is required by law to file. The preceding allocation of responsibility for the filing of Tax returns and reports and other returns and reports relating to Employee Benefit Plans shall not alter the definition of Acquired Assets, Excluded Assets or Assumed Liabilities and any Party receiving a Tax refund check shall promptly deliver the same to the Party entitled to the same pursuant to such definitions and the responsibility for any Taxes determined to be due at any time shall be determined pursuant to such definitions. The Buyer will provide the Seller and its representatives, upon reasonable notice and during normal working hours, access to records, information and personnel at no expense to the Seller as necessary to permit the Seller to prepare the returns and reports it is required to prepare and file. The Buyer will retain and maintain such records and information for the periods of statutes of limitation applicable to the state and federal income tax returns of the Seller and the Shareholders.


       6.  Conditions to Obligation to Close.

      (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

         (ii) the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                                                                   EXHIBIT 2.1


        (iii) the Seller shall have procured all of the third party consents specified in Section 5.1(c) above, all of the title insurance commitments, policies, riders and surveys specified in Section 5.1(i) and (j) above;

         (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) materially affect adversely the right of the Buyer to own the Acquired Assets, to operate the former businesses of the Seller, (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (v) the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 6(a)(i)-(iv) is satisfied in all respects;

         (vi) all applicable waiting periods (and any extensions thereof, provided that Seller has consented in writing to any such extensions) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Seller and the Buyer shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(c) and Section 4(c) above;

        (vii) the Buyer shall have received from counsel to the Seller an opinion substantially in the form of Exhibit L attached hereto, addressed to the Buyer, and dated as of the Closing Date;

       (viii) the Buyer shall have obtained on terms and conditions reasonably satisfactory to it all of the financing it needs in order to refinance its existing debt, consummate the transactions contemplated hereby and fund its future capital requirements;

         (ix) the Buyer shall have entered into consulting arrangements with Roger L. Swanson and Verlyn L. Westra in the form of Exhibits M (the "Swanson Consulting Agreement) and N (the "Westra Consulting Agreement") attached hereto, the Seller shall have made reasonable efforts to assist the Buyer to obtain satisfactory employment arrangements with certain of the Seller's other management employees and the Buyer shall have arrived at satisfactory arrangements with the Seller's employees who are covered by the Seller's existing collective bargaining agreement; and

          (x) all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing; provided, however, that if the Seller is unable to obtain the Union's consent to either a one year extension of the CBA (upon terms which are reasonably satisfactory to the Buyer) or the

                                                                   EXHIBIT 2.1


Buyer's assumption of the existing CBA as set forth in Section 5.2(k)(i) and the Buyer waives such condition to closing and consummates the transactions contemplated by this Agreement, then in such event and notwithstanding anything to the contrary in this Agreement, the Buyer shall assume the Seller's obligations under the Defined Benefit Plan as described in Section 5.2(k)(ii) and the same shall constitute an Assumed Liability.

      (b) Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:


            (i) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

            (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

            (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

            (iv) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Section 6(b)
      (i)-(iii) is satisfied in all respects;

            (v) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Seller and the Buyer shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(c) and Section 4(c) above;

            (vi) the Seller shall have received from counsel to the Buyer an opinion substantially in the form of Exhibit O attached hereto, addressed to the Seller, and dated as of the Closing Date; and

            (vii) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby specifically including, but not limited to, the payment of the Purchase Price as provided in Section 2 shall have been taken and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

The Seller may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

                                                                   EXHIBIT 2.1


      7. Termination. This Agreement may be terminated and the sale and purchase of the Acquired Assets may be abandoned at any time prior to Closing as follows:

      (a) Mutual Consent. By mutual consent of the Seller, the Shareholders and Buyer;

      (b) Passage of Time. By either the Seller and the Shareholders on the one hand or the Buyer on the other hand (the "Terminating Party"), if the Closing has not occurred on or before July 18, 1998 (the "Termination Date") other than as the result of a material breach of any covenant or agreement contained in this Agreement by the Terminating Party;

      (c) Non-Satisfaction of Section 6(a) Conditions. By the Buyer, in the event that the conditions to its obligations set forth in Section 6(a) hereof have not been satisfied or waived at or prior to the Termination Date, unless the Buyer is then in material breach of any covenant contained in this Agreement

       (d) Non-Satisfaction of Section 6(b) Conditions. By the Seller, in the event that the conditions to its obligations set forth in Section 6(b) hereof have not been satisfied or waived at or prior to the Termination Date unless the Seller or the Shareholders are then in material breach of any covenant contained in this Agreement;

      (e) Failure to Obtain Financing By the Seller or the Shareholders, in the event that Buyer provides Seller any notice as required pursuant to
Section 5.1(b) above.

      (f) Matters Disclosed in Updates to Disclosure Schedule. By the Buyer, upon 5 days prior written notice to Seller and the Shareholders following the Buyer's receipt of any update to the Disclosure Schedule, or within such shorter period as may be reasonable if the update is received by Buyer less than 5 days prior to Closing, in the event Buyer is not willing to accept the state of fact(s), item(s) or information set forth in such update as an express exception to and limitation of the representations and warranties of Seller and the Shareholders hereunder or under any certificate or document furnished to Buyer by the Seller or any Shareholders hereunder or waive any authorization, consent or approval identified therein as not having been obtained, whichever may be appropriate under the circumstances, and in the further event that the Buyer is not willing to waive and agree to forego its right to indemnification in respect thereto as contemplated by Section 5.1(j) hereof.

      (g) Title Insurance and Survey. By Buyer in the event Seller does not obtain title insurance which is required by Section 5.1(h) or in the event the survey required by Section 5.1(i) shall disclose defects or encroachments which are not cured by Seller prior to Closing and which Buyer is not willing to waive.

      (h) Further Due Diligence. By the Buyer within ten days after the date of the signing of this Agreement by all of the Parties, if the results of the further due diligence to be conducted by the Buyer after such signing of this Agreement (which shall be limited to reviewing and analyzing (i) the Seller's order backlog, (ii) the Seller's outstanding proposals to customers and (iii) the warranty and Liability exposure relating to products manufactured by the Seller) are not, in the sole discretion of the Buyer, satisfactory to the Buyer.

      If this Agreement is terminated pursuant to this Section 7 all rights, obligations and liabilities of the Parties hereunder shall terminate and be of no further force or effect whatsoever except for (i) the

                                                                   EXHIBIT 2.1

respective right and obligation of the Parties set forth in Section 5.2(f), 9(b) and 9(l), which shall survive termination of this Agreement and shall continue to be enforceable in accordance with their terms, and (ii) the liability of any party which is in material breach of any covenant or agreement of this Agreement prior to the effective date of such termination, which shall also survive termination of this Agreement.

 8.    Remedies.

      (a) Survival of Representations and Warranties. The respective representations and warranties of the Seller, the Shareholders and the Buyer as contained herein or in any certificates or other documents delivered at the Closing shall survive the Closing for a period of twenty four months, except that the representations and warranties set forth in Section 3(a), (b), (d),
(e), (z) and (ab) and Section 4(a), (b), (c) and (d) shall survive for the period of the applicable statute of limitations. The provisions of this
Section 8(a) shall not otherwise limit any covenant or agreement of the Parties hereto which, by its terms, contemplates performance after the Closing Date.

      (b) Indemnification Provisions for Benefit of the Buyer.

            (i) the Seller and the Shareholders jointly and severally agree to defend. indemnify and hold the Buyer and its officers, directors, employees, shareholders, subsidiaries, successors and assigns (the "Buyer Indemnified Parties") harmless from and against any Adverse Consequences the Buyer Indemnified Parties may incur as a result of, without duplication:

                  (A) subject to the limitations set forth in  Section  8(d)
            and (h) hereof, the breach of any representation or warranty given to Buyer by the Seller or the Shareholders pursuant to this Agreement or any certificate or other document furnished to Buyer by the Seller or any one or more of the Shareholders hereunder (provided that the Seller and the Shareholders are given written notice of such breach during the survival period specified in
            Section 8(a) above);

                  (B) subject to the limitations in  Section 8(h), the breach of any covenant or agreement of the Seller or any Shareholder as set forth in this Agreement; and

                  (C) subject to the limitations in  Section 8(h), any
            Liability of the Seller other than the Assumed Liabilities.

      For purposes of this Section 8(b) any claim for indemnification made after the Closing Date by a Buyer Indemnified Party on the basis that the Seller and/or the Shareholders violated the provisions of Section 5.1(a) by failing to perform all acts necessary to make their representations and warranties true and correct at and as of the Closing Date shall be recoverable only under and subject to the limitations of Section 8(b)(i)(A) above and no amount shall be recoverable under Section 8(b)(i)(B) above. Notwithstanding anything to the contrary in this Agreement, the right of any Buyer Indemnified Party to be indemnified for any Liability of the Seller which is not an Assumed Liability shall be governed solely by subparagraph (C) above and shall not be subject to any of the limitations of Section 8(d) of this Agreement.

                                                                   EXHIBIT 2.1

      (c) Indemnification Provisions for Benefit of the Seller and the Shareholders.

            (i) the Buyer agrees to defend. indemnify and hold the Seller and its officers, directors, employees, shareholders, successors and assigns (the "Seller Indemnified Parties") harmless from and against any Adverse Consequences the Seller Indemnified Parties may suffer as a result of, without duplication,

                  (A) subject to the limitations in  Section  8(d) and (h), the breach of any representation or warranty given to Seller or any Shareholder by the Buyer pursuant to this Agreement or any certificate or other document furnished to Seller or any Shareholder by the Buyer (provided that the Buyer is given written notice of such breach during the survival period specified in
            Section 8(a) above);

                  (B) subject to the limitations in  Section 8(h), the breach of any covenant or agreement of the Buyer as set forth in this Agreement;

                  (C) subject to the limitations in  Section 8(h), the failure of the Buyer to timely pay, perform and discharge any of the Assumed Liabilities, including its obligations under Section 5.2(g)(ii) hereof, or any Liabilities arising from the Buyer's operation of the Seller's business after the Closing Date, and

                  (D) subject to the limitations in  Section 8(h), the Buyer's financing as contemplated pursuant to Section 5.1(b) hereof to the extent that the same is not the result of or attributable to the breach of a representation or warranty set forth in Section 3 hereof.

      For purposes of this Section 8(c) any claim for indemnification made after the Closing Date by a Seller Indemnified Party on the basis that the Buyer violated the provisions of Section 5.1(a) by failing to perform all acts necessary to make its representations and warranties true and correct at and as of the Closing Date shall be recoverable only under and subject to the limitations of Section 8(c)(i)(A) above and no amount shall be recoverable under Section 8(c)(i)(B) above. Notwithstanding anything to the contrary in this Agreement, the right of any Seller Indemnified Party to be indemnified for any Liability which is an Assumed Liability, including the Buyer's obligations under Section 5.2(g)(ii) hereof, or any Liabilities arising from the Buyer's operation of the Seller's business after the Closing Date shall be governed solely by subparagraph (C) above and shall not be subject to any of the limitations of Section 8(d) of this Agreement

      (d)   Limitations.

            (i) Neither the Seller nor any Shareholder shall be required to indemnify any Buyer Indemnified Party for any Adverse Consequence which any Buyer Indemnified Party may incur as a result of any occurrence referred to in and governed by Section 8(b)(i)(A) above (other than Adverse Consequences arising out of any breach under Sections 3(a), (b),
      (d), (e), (z) and (ab), which shall be subject to no limitations whatsoever), unless (i) the Buyer Indemnified Party seeking indemnification delivers written notice of the claim for breach of representation or

                                                                   EXHIBIT 2.1


      warranty to the Seller and the Shareholders prior to the expiration of the survival period for such representation and warranty as set forth in
      Section 8(a) above and (ii) the aggregate of all Adverse Consequences incurred by all Buyer Indemnified Parties with respect to all occurrences referred to in Section 8(b)(i)(A) above exceed $500,000, in which event the Buyer Indemnified Parties shall be entitled to indemnification for all Adverse Consequences (i.e., back to the first dollar). For purposes of determining whether the preceding $500,000 threshold has been exceeded the Adverse Consequences arising from any single breach of a representation or warranty shall not be included unless the total Adverse Consequences arising from such single breach of representation or warranty exceed $10,000.00. However, in the event that the Adverse Consequences arising from such breach exceed $10,000, then all Adverse Consequences (i.e., back to the first dollar) arising from such breach shall be included in such determination. For purposes of determining whether the preceding $10,000 and $500,000 thresholds have been exceeded, Adverse Consequences shall not be reduced by the amount of any Insurance Benefit (as hereinafter defined) derived from an insurance policy owned by any Buyer Indemnified Party or Tax Benefit (as hereinafter defined). Further, (except for Adverse Consequences arising out of any breach under Sections 3(a), (b), (d) , (e), (z) and (ab) which shall be subject to no limitations whatsoever) the obligation of the Seller and the Shareholders to indemnify any Buyer Indemnified Party for all occurrences referred to in and governed Section 8(b)(i)(A) above shall in total be subject to a maximum aggregate cap of $14,665,160.

            (ii) The Buyer shall not be required to indemnify any Seller Indemnified Party for any Adverse Consequence which any Seller Indemnified Party may incur as a result of any occurrence referred to in and governed by Section 8(c)(i)(A) above (other than Adverse Consequences arising out of any breach under Sections 4(a), (b) or (d), which shall be subject to no limitations whatsoever), unless (i) the Seller Indemnified Party seeking indemnification delivers written notice of the claim for breach of representation or warranty to the Buyer prior to the expiration of the survival period for such representation and warranty as set forth in
      Section 8(a) above and (ii) the aggregate of all Adverse Consequences incurred by all Seller Indemnified Parties with respect to all occurrences referred to in and governed by Section 8(c)(i)(A) above exceed $500,000, in which event the Seller Indemnified Parties shall be entitled to indemnification for all Adverse Consequences (i.e., back to the first dollar). For purposes of determining whether the preceding $500,000 threshold has been exceeded, the Adverse Consequences arising from a single breach of a representation or warranty shall not be included unless the total Adverse Consequences arising from such breach of representation or warranty exceed $10,000.00. However, in the event that the Adverse Consequences arising from such breach exceed $10,000, then all Adverse Consequences arising from such breach shall be included in such determination (i.e., back to the first dollar). For purposes of determining whether the preceding $10,000 and $500,000 thresholds have been exceeded, Adverse Consequences shall not be reduced by the amount of any Insurance Benefit (as hereinafter defined) derived from any insurance policy owned by any Seller Indemnified Party or Tax Benefit (as hereinafter defined). Further, (except for Adverse Consequences arising out of any breach under Sections 4(a), (b) or (d), which shall be subject to no limitations whatsoever) the obligation of the Buyer to indemnify any Seller Indemnified Party for all occurrences referred to in and governed by Section 8(c)(i)(A) above shall in total be subject to a maximum aggregate cap of $14,665,160.

                                                                   EXHIBIT 2.1

      (e)   Indemnification Procedures.

            (i) Any person making a claim for indemnification pursuant to
      Section 8(b) or 8(c) above (each, an "Indemnified Party") must give the party from whom indemnification is sought (an "Indemnifying Party") written notice of such claim promptly after the Indemnified Party receives any written notice of any action, lawsuit, proceeding, investigation or other claim (a "Proceeding") against or involving the Indemnified Party by any person or otherwise discovers the liability, obligation or facts giving rise to such claim for indemnification; provided, that the failure to notify or delay in notifying an Indemnifying Party will not relieve the Indemnifying Party of its or their obligations pursuant to Section 8(b) or 8(c) above, as applicable, except to the extent that such failure actually and materially harms the Indemnifying Party.

            (ii) With respect to the defense of any Proceeding brought by any Person who is not a party to this Agreement against or involving an Indemnified Party in which any Person in question seeks only the recovery of a sum of money (and not for injunctive or equitable relief) for which indemnification is provided in Section 8(b) or 8(c) above, at its option an Indemnifying Party may appoint as lead counsel of such defense any legal counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party; provided, that before the Indemnifying Party assumes control of such defense it must first:

            (A) enter into an agreement with the Indemnified Party (in form and substance satisfactory to the Indemnified Party) pursuant to which the Indemnifying Party agrees to be fully responsible (with no reservation of any rights other than the right to be subrogated to the rights of the Indemnified Party) for all Adverse Consequences relating to such Proceeding and unconditionally guarantees the payment and performance of any liability or obligation which may arise with respect to such Proceeding or the facts giving rise to such claim for indemnification; and

            (B) furnish the Indemnified Party with evidence that the Indemnifying Party, in the Indemnified Party's sole judgment, is and will be able to satisfy any such liability.

            (iii) Notwithstanding Section 8(e)(ii) above: (A) the Indemnified Party will be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose at its own expense (provided that the Indemnifying Party will bear the reasonable fees and expenses of such separate counsel incurred prior to the date upon which the Indemnifying Party effectively assumes control of such defense), and
      (B) the Indemnifying Party will not be entitled to assume control of the defense of such claim, and will pay the reasonable fees and expenses of legal counsel retained by the Indemnified Party if:

            (A) the Indemnified Party reasonably believes that an adverse determination of such Proceeding could be detrimental to or injure the Indemnified Party's reputation or future business prospects;

            (B) the Indemnified Party reasonably believes that there exists or could arise a conflict of interest which, under applicable principles of legal ethics, could prohibit a single legal

                                                                   EXHIBIT 2.1




            counsel from representing both the Indemnified Party and the Indemnifying Party in such Proceeding; or

            (C) a court of competent jurisdiction rules that the Indemnifying Party has failed or is failing to prosecute or defend vigorously such claim.

            (iv) the Indemnifying Party shall not enter into any settlement of such claim or Proceeding or cease to defend such claim or Proceeding, without first obtaining the prior written consent of the Indemnified Party (which the Indemnified Party will not unreasonably withhold) provided that any such settlement shall provide for the full release of all claims against each Indemnified Party.

      (f) Recoupment. Each of the Parties acknowledges that the agreement contained in this Section 8 is an integral part of the transactions contemplated by this Agreement and that, without such agreement, they would not have entered into this Agreement. Accordingly, if any Indemnifying Parties fail to pay promptly the amounts due pursuant to either Section 8(b) or 8(c) such Indemnifying Parties shall also be jointly and severally obligated to pay interest at the Applicable Rate from the original due date of the payment to the actual date of payment. In addition, if in order to obtain such amounts, the Indemnified Party commences a suit to collect the amounts provided for herein, the Indemnifying Parties shall also be jointly and severally liable to pay to Indemnified Party its costs and expenses (including attorneys' fees) reasonably incurred in connection with such.

      (g) Payment. Upon the determination of the liability under Section 8, or otherwise between the parties, by judicial proceeding from which no appeal is possible or taken, the appropriate party shall pay to the other, as the case may be, within ten (10) days after such determination, the amount of any claim for indemnification made hereunder. In the event that the Indemnified Party is not paid in full for any such claim pursuant to the foregoing provisions promptly after the other party's obligation to indemnify has been determined in accordance herewith, it shall have the right, notwithstanding any other rights that it may have against any other Person, to set off the unpaid amount of any such claim against any amounts owed by it under any instrument or agreement entered into pursuant to this Agreement or otherwise, including the Purchase Price Escrow Account. Upon the payment in full of any claim, either by set off or otherwise, the entity making payment shall be subrogated to the rights of the Indemnified Party against any Person with respect to the subject matter of such claim. Any indemnification payment made hereunder shall be deemed to be an adjustment to the Purchase Price.

      (h)   General.

            (i) Except to the extent the same would result in an increase of insurance premiums on a prospective basis or a retroactive premium adjustment or result in the inability to obtain future insurance coverage, the dollar amount of indemnification due any party shall be reduced to the extent that such claim has been reimbursed by the Indemnified Party's actual receipt of insurance proceeds net of any Taxes payable on account of the receipt of such proceeds ("Insurance Benefit") unless any of the Indemnifying Parties have insurance coverage, in which event such coverage shall be primary and the coverage of the Indemnified Party shall be secondary. Notwithstanding anything to the contrary herein, neither the Seller nor the

                                                                   EXHIBIT 2.1

      Shareholders shall be entitled to the benefit of this subparagraph (i) if the provisions of Section 5.2(i) of this Agreement have been violated.

            (ii) The amounts for which an Indemnifying Party shall be liable to an Indemnified Party hereunder with respect to breach of representation or warranty shall be net of any Tax deduction, credit, refund or other benefit realized during the then current tax year by the Indemnified Party or the discounted present value (computed at the Indemnified Party's interest rate on long term debt then outstanding or, if none is outstanding, at the then current Applicable Rate) to be realized by the Indemnified party in a future tax year as a result of the facts and circumstances giving rise to the claim for indemnification.("Tax Benefit"). The foregoing shall not apply to any Adverse Consequences arising from the breach by any Party of its obligations under Section 2(c), 5.1(h) or (i), 5.2(g)(iii) or (iv), 5.2(h), (k)(iv) or (l). For
      purposes of computing the Tax Benefit that the Buyer may derive from any Liability other than an Assumed Liability, the Parties hereby acknowledge and agree that such Liability will for Tax purposes be deemed to increase the Buyer's tax basis in the Acquired Assets and be allocated to goodwill and amortized over a 15 year period on a straight line basis.

            (iii) The indemnification provisions contained in this Section 8 shall be the exclusive remedy any party hereto may have for monetary damages for any breach of any representations or warranties under this Agreement, provided, however, that the foregoing limitation shall not in any way derogate any party's remedies for fraud under common law or federal securities laws; and provided, further, that nothing contained herein shall limit the rights of any party hereto to seek or obtain any non-monetary relief to which it may be entitled at law or in equity. The covenants and agreements in this Section 8 shall survive until such time as any claim for indemnification is fully settled in accordance with the terms thereof.

            (v) Notwithstanding anything in the contrary in this Agreement, neither the Seller nor any Shareholder shall be required to indemnify any Buyer Indemnified Party in respect to: (i) any Adverse Consequences arising from the alleged breach of any representation or warranty set forth in Section 3 of this Agreement which the Buyer Indemnified Party may incur as a result of any state of fact, item or information reasonably disclosed in the Disclosure Schedule or in any update thereto;
      (ii) any Adverse Consequence which results from Seller's inability to obtain any consent, approval or permission to the extent the same is communicated to Buyer prior to Closing; (iii) any Liability which is included in the Assumed Liabilities; (iv) any accounts or notes receivable which have been repurchased in accordance with the provisions of Section 5.2(h) hereof and/or (v) any product warranty, make good or start up costs incurred by the Buyer for which it has been reimbursed pursuant to the provisions of Section 5.2(g)(iii) hereof. The provisions of this subparagraph (v) shall not apply to any Liability of the Seller which is not an Assumed Liability and the disclosure of a Liability of the Seller, which does not otherwise constitute an Assumed Liability, in the Disclosure Schedule shall not cause such Liability of the Seller to become an Assumed Liability.

      9.    Miscellaneous.

                                                                   EXHIBIT 2.1

      (a) Bulk Transfer Laws. The Buyer acknowledges that the Seller will not comply with the provisions of any bulk transfer laws of any jurisdiction that may be applicable in connection with the transactions contemplated by this Agreement.

      (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

      (c) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

      (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

      (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective, personal representatives, executors, heirs, legatees, successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and/or to a subsequent purchaser of the Business being acquired and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

      (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

      (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Buyer:  Aqua-Chem, Inc.   Copy to:  James A. Feddersen, Esq.
               7800 N. 113th St.              Suite 2100,
               P. O. Box 421                  111 E. Wisconsin Ave.
               Milwaukee, WI 53224            Milwaukee, WI 53202
               Fax (414)577-3157              Fax (414)223-5000

If to the Seller: National Dynamics Corp. Copy to:  Paul M. Schudel, Esq.

                                                                   EXHIBIT 2.1

              P. O. Box 80404                 Suite 1500, 206 S. 13th St.
              Lincoln, NE 685801              Lincoln, NE 68508
              Fax (402)434-2064               Fax (402)474-5777

If to Shareholders: Roger L. Swanson Copy to: John S. Zeilinger, Esq.
              2485  Woodscrest                1500 Woodmen Tower
              Lincoln, NE 68502               Omaha, NE 68102-2069
                                                  Fax (402)344-0588

              Verlyn L. Westra                John S. Zeilinger, Esq.
              7530 N. Hampton Rd.             1500 Woodmen Tower
              Lincoln, NE 68506               Omaha, NE 68102-2069

              Daniel T. Scully                L. Bruce Wright, Esq.
              9601 Firethorn Ln.              1900 US Bank Bldg.
              Lincoln, NE 68520               Lincoln, NE 68508
                                              Fax (402)474-5393

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

      (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Wisconsin without giving effect to any choice or conflict of law provision or rule (whether of the State of Wisconsin or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Wisconsin.

      (j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. The Seller may consent to any such amendment at any time prior to the Closing with the prior authorization of its board of directors. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                                                                   EXHIBIT 2.1


      (l) Expenses. Except as otherwise provided herein, each of the Buyer, the Seller and the Shareholders will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

      (m) Incorporation of Exhibits and Schedules. The Exhibits and Schedules, including the Disclosure Schedule, identified in this Agreement are incorporated herein by reference and made a part hereof.

      (n) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure
Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Subject to the exclusive remedy provisions set forth in Section 8(h)(iii): (A) the Parties intend that each representation, warranty, and covenant contained herein shall have independent significance and (B) if any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

      (o) Submission to Jurisdiction. Each of the Parties hereby submits to the jurisdiction of and agrees that suit will only be brought in the state or federal court sitting in Milwaukee, Wisconsin (the "Wisconsin Court") in any action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court except as may be necessary to enforce any judgment or order of the Wisconsin Court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

      (p) Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled, without the posting of a bond or other collateral, to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in the Wisconsin Court, in addition to any other remedy to which it may be entitled, at law or in equity.



      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                                                   EXHIBIT 2.1


AQUA-CHEM, INC.

By: /s/ J. A. Miller
    ----------------------------------------
      Jeffrey A. Miller, President

NATIONAL DYNAMICS CORPORATION

By: /s/ Roger L. Swanson, President
    ----------------------------------------
      Roger L. Swanson, President

 /s/ Daniel T. Scully
--------------------------------------------
Daniel T. Scully, Individually

/s/ Roger L. Swanson
--------------------------------------------
Roger L. Swanson, Individually

/s/ Verlyn L. Westra
--------------------------------------------
Verlyn L. Westra, Individually

   SUMMARY OF OMITTED EXHIBITS AND SCHEDULES TO EXHIBIT 2.1 TO THE FORM S-4
                  REGISTRATION STATEMENT OF AQUA-CHEM, INC.
                PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K.


REGISTRANT HEREBY UNDERTAKES TO FURNISH TO THE COMMISSION COPIES OF ANY OF THE OMITTED SCHEDULES AND EXHIBITS UPON REQUEST.

                                    EXHIBITS
                                    --------

EXHIBIT A:          ASSUMED LIABILITIES
                           List of Seller's Liabilities assumed by Buyer.

EXHIBIT B:          LIABILITY
                           Any Liability not assumed pursuant to the Asset Purchase Agreement.

EXHIBIT C:          EXCLUDED ASSETS IN ADDITION TO THOSE IDENTIFIED AS
                    "EXCLUDED ASSETS" IN SECTION 1 OF THE ASSET PURCHASE
                    AGREEMENT
                           List of additional Excluded Assets.

EXHIBIT F:          CLOSING BALANCE SHEET EXAMPLES  (2)
                           National Dynamics Corporation's Projected Closing Balance Sheets, as prepared by each of the Buyer and Seller.

EXHIBIT G:          ASSIGNMENTS, BILLS OF SALE AND DEEDS

EXHIBIT I:          PROJECTED ALLOCATION OF PURCHASE PRICE

EXHIBIT J:          FINANCIAL STATEMENTS
                           Seller's audited Financial Statements for the periods ending October 31, 1997, 1996 and 1995 and unaudited financials for the periods ending March, April, & May, 1998.

EXHIBIT K:          SCHEDULE OF TITLE INSURANCE AMOUNTS

EXHIBIT L:          OPINION OF SELLER'S LEGAL COUNSEL

EXHIBIT O:          OPINION OF BUYER'S LEGAL COUNSEL


                              DISCLOSURE SCHEDULES
                              --------------------

SCHEDULE 1              ACQUIRED ASSETS
                                List of Acquired Assets.

SCHEDULE 3(a)           ORGANIZATION OF THE SELLER
                                Seller is registered as a foreign corporation in Ohio and holds sales tax licenses for various states.

SCHEDULE 3(b)           AUTHORIZATION OF TRANSACTION
                                No exceptions (Seller has authority to execute Agreement.)

SCHEDULE 3(c)           NONCONTRAVENTION
                                List of third party consents required.

SCHEDULE 3(d)           BROKERS' FEES
                                Fees payable by Seller.

   SUMMARY OF OMITTED EXHIBITS AND SCHEDULES TO EXHIBIT 2.1 TO THE FORM S-4
                  REGISTRATION STATEMENT OF AQUA-CHEM, INC.
                PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K.

REGISTRANT HEREBY UNDERTAKES TO FURNISH TO THE COMMISSION COPIES OF ANY OF THE OMITTED SCHEDULES AND EXHIBITS UPON REQUEST.


                              DISCLOSURE SCHEDULES
                              --------------------

SCHEDULE 3(e)           TITLE TO ASSETS
                                Lists (with attachments) of Security Interests with regard to Seller's assets.

SCHEDULE 3(f)           SUBSIDIARIES
                                None

SCHEDULE 3(g)           FINANCIAL STATEMENTS
                                References Exhibit J to the Agreement and lists other exceptions to the warranties and representations of Seller.

SCHEDULE 3(h)           EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END
                                List of events which may have affected Seller's business since 10/31/97.

SCHEDULE 3(i)           UNDISCLOSED LIABILITIES
                                List of Liabilities not on Most Recent Balance Sheet.

SCHEDULE 3(j)           LEGAL COMPLIANCE
                                List of proceedings, actions, etc. against Seller.

SCHEDULE 3(k)           REAL PROPERTY
                                Attaches title commitments and references the driveway Lease.

SCHEDULE 3(l)           INTELLECTUAL PROPERTY
                                List of Intellectual Property owned or used by Seller.

SCHEDULE 3(m)           TANGIBLE ASSETS
                                Seller disclaims warranty or representations to the extent Buyer does not maintain the tangible assets.

SCHEDULE 3(n)           INVENTORY
                                Seller disclaims salability of inventory items carried on books at $0 value.

SCHEDULE 3(o)           CONTRACTS
                                List of Seller's contracts.

SCHEDULE 3(p)           NOTES AND ACCOUNTS RECEIVABLE
                                Seller makes no warranty regarding
                                collectability of accrued interest due on over 30-day accounts receivable.

SCHEDULE 3(q)           ACCOUNTS AND POWERS OF ATTORNEY
                                List of Seller's bank accounts and powers of attorney.

SCHEDULE 3(r)           INSURANCE
                                List of Seller's insurance policies.

SCHEDULE 3(s)           LITIGATION
                                List of Seller's pending litigation, claims, etc.

   SUMMARY OF OMITTED EXHIBITS AND SCHEDULES TO EXHIBIT 2.1 TO THE FORM S-4
                  REGISTRATION STATEMENT OF AQUA-CHEM, INC.
                PURSUANT TO ITEM 601(b)(2) OF REGULATION S-K.


REGISTRANT HEREBY UNDERTAKES TO FURNISH TO THE COMMISSION COPIES OF ANY OF THE OMITTED SCHEDULES AND EXHIBITS UPON REQUEST.

                             DISCLOSURE SCHEDULE


SCHEDULE 3(t)           EMPLOYEES
                                Lists employees planning to terminate employment and strikes, grievances, etc.

SCHEDULE 3(u)           EMPLOYEE BENEFITS
                                List of Seller's possible unfunded liabilities.

SCHEDULE 3(v)           GUARANTIES
                                References Schedule 3(c).

SCHEDULE 3(w)           ENVIRONMENT, HEALTH AND SAFETY
                                Reports and disclosures provided by Seller to Buyer.

SCHEDULE 3(x)           TAXES
                                List of Seller's taxes due.

SCHEDULE 3(y)           PRODUCT LIABILITY
                                List (with copies) of Seller's product
                                warranties, and list of projects with
                                "non-standard" warranty terms.

SCHEDULE 3(z)           SHAREHOLDER AUTHORIZATION
                                No exceptions.

SCHEDULE 3(aa)          NONCONTRAVENTION
                                No exceptions.

SCHEDULE 3(ab)          SELLER SHARES
                                List of Seller's shareholders and number of shares held by each.

SCHEDULE 3(ac)          CERTAIN BUSINESS RELATIONSHIPS WITH THE SELLER
                                List of Seller's employees related to the shareholders.

SCHEDULE 3(ad)          DISCLOSURE
                                Refers to exceptions on Schedules 3(a) through 3(ac).

SCHEDULE 5.2(f)         CONFIDENTIALITY AGREEMENT
                                Attaches copy of Agreement between Seller and Buyer dated 3/26/98.

                                                                       EXHIBIT D



                                 PURCHASE PRICE
                                ESCROW AGREEMENT


     ESCROW AGREEMENT, made and entered into as of the 23rd day of June, 1998, by and among AQUA-CHEM, INC., a Delaware corporation (the "Buyer"), NATIONAL DYNAMICS CORPORATION, a Nebraska corporation (the "Seller"), DANIEL T. SCULLY, ROGER L. SWANSON, and VERLYN L. WESTRA, (the "Shareholders") and BANK ONE TRUST COMPANY, N.A. (the "Escrow Agent"). The Buyer, the Seller, the Shareholders and the Escrow Agent are referred to collectively herein as the "Parties."

     In consideration of the execution of this Escrow Agreement and the mutual covenants herein contained, the Parties hereby agree as follows:

I.   ACQUISITION AND COLLATERAL.

     1.01 The Buyer, the Seller and the Shareholders have agreed that the Seller is to be acquired by the Buyer pursuant to the terms of an Asset Purchase Agreement dated as of May 28, 1998 (the "Agreement"). This Escrow Agreement is being entered into pursuant to Section 2(c)(1) of the Agreement. Terms used in this Escrow Agreement, which are not defined shall have the meaning set forth in the Agreement. As used in this Escrow Agreement, the phrases "Duly Signed" shall mean (i) with respect to the Buyer, signed by either Jeffrey A. Miller, as President, or Scott Barton, as Chief Financial Officer, (or any duly elected successor) and (ii) with respect to the Seller, signed by all of Daniel T. Scully, Roger L. Swanson and Verlyn L. Westra or, in the event of any of their deaths, signed by such deceased person's executor or personal representative.

     1.02 Pursuant to Section 2(c)(1) of the Agreement, the Buyer will deliver to the Escrow Agent simultaneous with the Closing (as defined in the Agreement), Five Million Dollars ($5,000,000) in immediately available funds (the "Initial Deposit"), the receipt of which is to be separately acknowledged by the Escrow Agent.

     1.03 Subject to the provisions of this Escrow Agreement, the Escrow Agent will invest and reinvest part or all of the funds held in escrow hereunder from time to time in such direct obligations of the United States Government, One Group Money Market Fund, commercial paper rated A1-P1, or in savings accounts in or certificates of deposit issued by a bank having a combined capital and surplus of at least $50,000,000 as the Seller shall direct in writing. Any interest earned or gain or loss realized as the result of such investments is hereinafter referred to as the "Escrow Earnings".

     1.04 As used herein, the term the "Collateral" means the Initial Deposit plus the Escrow Earnings, in whatever form held or invested as provided herein.

                                                                       EXHIBIT D


     II. DELIVERY OF THE COLLATERAL BY THE ESCROW AGENT.

     2.01 The Escrow Agent shall hold the Collateral in escrow until authorized hereunder to deliver the same, or any portion thereof as hereinafter set forth.

     2.02 Within sixty (60) days after the Closing Date, the Buyer shall deliver to the Escrow Agent, the Seller and the Shareholders a Duly Signed written notice, setting forth the Buyer's determination of the Final Purchase Price (the "Buyer's Notice"). In the event the Seller disagrees with the determination of the Final Purchase Price, as set forth in the Buyer's Notice, the Seller shall, within thirty (30) days after receipt of the Buyer's Notice, deliver to the Escrow Agent and the Buyer a Duly Signed written notice of objection, specifying any disputed items and the basis for disagreement (the "Seller's Notice").

     2.03 In the event the Escrow Agent does not receive the Seller's Notice within thirty (30) days after the Escrow Agent's receipt of the Buyer's Notice, the Escrow Agent shall promptly disburse the Collateral to the Seller and/or the Buyer as set forth in Section 2.05 of this Escrow Agreement on the basis of the Final Purchase Price as set forth in the Buyer's Notice

     2.04 In the event the Escrow Agent does receive the Seller's Notice within thirty (30) days after the Escrow Agent's receipt of the Buyer's Notice, the Escrow Agent shall not disburse the Collateral to the Seller and/or the Buyer until such time as the Escrow Agent receives either (a) a Duly Signed written notice from the Buyer and the Seller certifying the amount of the Final Purchase Price or (b) a written notice signed by a Partner of Coopers & Lybrand stating the amount of the Final Purchase Price in accordance with Section 2(c)(2) of the Agreement. Upon receipt of either of the foregoing signed written notices as set forth in this Section 2.04, the Escrow Agent shall promptly disburse the Collateral to the Seller and/or the Buyer as set forth in Section 2.05 of this Escrow Agreement on the basis of the Final Purchase Price as set forth in such signed written notice.

     2.05 In accordance with Section 2.03 or 2.04 of this Escrow Agreement, as may be applicable under the circumstances, the Escrow Agent shall promptly convert the Collateral to cash and transfer the same by wire transfer of immediately available funds to the Seller and/or the Buyer as follows:

     (a). If the Final Purchase Price is more than Forty Two Million Dollars ($42,000,000), the Escrow Agent shall:

               (i) pay to the Seller an amount equal to (A) the Final Purchase Price, minus (B) Forty Two Million Dollars ($42,000,000) (hereinafter referred to as the "Seller Principal Payment");

               (ii) pay to the Buyer an amount equal to (A) Five Million Dollars ($5,000,000), minus (B) the Seller Principal Payment (hereinafter referred to as the "Buyer Principal Payment");

                                                                       EXHIBIT D


               (iii) pay to the Seller an amount equal to (A) the Escrow Earnings multiplied by (B) a fraction, the numerator of which is
               (C) the Seller Principal Payment and the denominator of which is
               (D) the sum of the Seller Principal Payment plus the Buyer Principal Payment; and

               (iv) pay to the Buyer an amount equal to (A) the Escrow Earnings multiplied by (B) a fraction, the numerator of which is (C) the Buyer Principal Payment and the denominator of which is (D) the sum of the Seller Principal Payment plus the Buyer Principal Payment.

     (b). If the Final Purchase Price is less than Forty Two Million Dollars ($42,000,000), the Escrow Agent will return all funds in the Purchase Price Escrow Account to the Buyer.

III. CONCERNING THE ESCROW AGENT.

     3.01 The Escrow Agent shall be entitled to reasonable compensation for its services hereunder and shall be reimbursed for all reasonable expenses, disbursements and advances (including reasonable attorneys' fees and expenses) incurred or made by it in performance of its duties hereunder. The Buyer, on the one hand, and the Seller and the Shareholders, on the other hand, shall each promptly pay one-half (1/2) of the amounts described in the preceding sentence upon receipt of a reasonably detailed itemized statement from the Escrow Agent.

     3.02 The Escrow Agent may resign and be discharged from its further duties hereunder at any time by giving written notice of such resignation to the Buyer, the Seller and the Shareholders specifying a date (not less than thirty days after the giving of such notice) when such resignation shall take effect. Promptly after the receipt of such notice, a successor escrow agent, which shall be a bank or trust company having capital and surplus of at least $50,000,000, shall be appointed by mutual agreement of the Buyer, the Seller and the Shareholders. If the Buyer, the Seller and the Shareholders are unable to agree upon a successor escrow agent within thirty days after such notice, the Escrow Agent shall be entitled to appoint its successor. The Escrow Agent shall continue to serve until its successor accepts the escrow and receives the Collateral. The Buyer, on the one hand, and the Seller and the Shareholders, on the other hand, may agree at any time to substitute a new escrow agent by giving written notice thereof to the Escrow Agent then acting.

     3.03 The Escrow Agent undertakes to perform such duties as are specifically set forth herein. The Escrow Agent acting or refraining from acting in good faith shall not be liable for any mistake of fact or error in judgment by it or for any acts or omissions by it of any kind, unless caused by willful misconduct or gross negligence, and shall be entitled to rely, and shall be protected in doing so, upon (i) any written notice, instrument or signature believed by it to be genuine and to have been presented by the proper party or parties duly authorized to do so, and (ii) the advice of counsel (which may be that of the Escrow Agent's choosing). The Escrow Agent shall have no responsibility

                                                                       EXHIBIT D


for the contents of any writing submitted to it hereunder and shall be entitled in good faith to rely without liability upon the contents thereof.

     3.04 The Buyer, on the one hand, and the Seller and the Shareholders, on the other hand, agree to indemnify the Escrow Agent and hold it harmless against any and all liabilities incurred by it hereunder as a consequence of their respective action, and each further agrees jointly to indemnify the Escrow Agent and hold it harmless against any and all liabilities incurred by it hereunder which are not the consequence of their respective action, except, in either case for liabilities incurred by the Escrow Agent resulting from its own willful misconduct or gross negligence. The indemnity provisions set forth herein shall survive any termination of this Agreement.

IV.  MISCELLANEOUS.

     4.01 ENTIRE AGREEMENT. This Escrow Agreement constitutes the entire agreement between the Parties and supersedes any prior understandings or agreements by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof

     4.02 SUCCESSION AND ASSIGNMENT. This Escrow Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective, personal representatives, executors, heirs, legatees, successors and assigns.

     4.03 COUNTERPARTS. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     4.04 HEADINGS. The section headings contained in this Escrow Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Escrow Agreement.

     4.05 NO THIRD PARTY BENEFICIARIES. This Escrow Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and assigns.

     4.06 NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Buyer:  Aqua-Chem, Inc.             Copy to: James A. Feddersen, Esq.
                  7800 N. 113th St.                    Suite 2100,
                  P. 0. Box 421                        111 E. Wisconsin Ave.
                  Milwaukee, WI 53224                  Milwaukee, WI 53202
                  Fax (414)577-3157                    Fax (414)223-5000
                                                       Phone (414)223-5030

                                                                       EXHIBIT D


If to the Seller:   National Dynamics Corp.        Copy to:  Paul M. Schudel, Esq.
                    P. 0. Box 80404                          Suite 1500, 206 S. 13th St.
                    Lincoln, NE 685801                       Lincoln, NE 68508
                    Fax (402)434-2064                        Fax (402)474-5777
                                                             Phone (402)474-0321

If to Shareholders: Roger L. Swanson               Copyto:   John S. Zeilinger, Esq.
                    2485 Woodscrest                          1500 Woodmen Tower
                    Lincoln, NE 68502                        Omaha, NE 68102-2069
                                                             Fax (402)344-0588
                                                             Phone (402)636-8258

                    Verlyn L. Westra                         John S. Zeilinger, Esq.
                    7530 N. Hampton Rd                       1500 Woodmen Tower
                    Lincoln, NE 68506                        Omaha, NE 68102-2069
                                                             Fax (402)344-0588
                                                             Phone (402)636-8258

                    Daniel T. Scully                         L. Bruce Wright, Esq.
                    9601 Firethorn Ln                        1900 US Bank Bldg.
                    Lincoln, NE 68520                        Lincoln, NE 68508
                                                             Fax (402)474-5393
                                                             Phone (402)474-6900

If to the Escrow Agent:
                                            Bank One Trust Company, N.A.
                                            ATTN: Ms. Francine Olstinske
                                            111 East Wisconsin Avenue
                                            Milwaukee, WI 53202
                                            Fax (414)298-4223
                                            Phone (414)298-4216

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     4.07 GOVERNING LAW. This Escrow Agreement shall be governed by and construed in accordance with the domestic laws of the State of Wisconsin, without regard to its conflict of law rules.

                                                                       EXHIBIT D

     4.08 AMENDMENTS. No amendment of any provision of this Escrow Agreement shall be valid unless the same shall be in writing and signed by the Buyer, the Seller, the Shareholders and the Escrow Agent.

     4.09 TAXES. The Seller shall be responsible for and pay all federal, state and local taxes due with respect to Escrow Earnings distributed to the Seller pursuant to Section 2.05(a)(iii) of this Escrow Agreement. The Buyer shall be responsible for and pay all federal, state and local taxes due with respect to Escrow Earnings distributed to the Buyer pursuant to Section 2.05(a)(iv) of this Escrow Agreement

     4.10 TERM. This Escrow Agreement shall remain in full force and effect until the Escrow Agent has delivered all of the Collateral in it possession in accordance with the terms of this Escrow Agreement.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date and year first above written.

AQUA-CHEM, INC.

By:   /s/ JA Miller
      -------------------------------
         Jeffrey A. Miller, President

NATIONAL DYNAMICS CORPORATION

By:    /s/ Roger L. Swanson
       -------------------------------
         Roger L. Swanson, President

BANK ONE TRUST COMPANY, N.A.

By:    /s/ Francine Olstinske
       -------------------------------
         Client Services Officer

/s/   Daniel T. Scully
-----------------------------
Daniel T. Scully, Individually

/s/ Roger L. Swanson
-------------------------------
Roger L. Swanson, Individually

/s/ Verlyn L. Westra
---------------------------------
Verlyn L. Westra, Individually

                                                                      EXHIBIT E



                WARRANTY, STARTUP, ACCOUNTS AND NOTES RECEIVABLE
                                ESCROW AGREEMENT


         ESCROW AGREEMENT, made and entered into as of the 23rd day of June, 1998, by and among AQUA-CHEM, INC., a Delaware corporation (the "Buyer"), NATIONAL DYNAMICS CORPORATION, a Nebraska corporation (the "Seller"), DANIEL T. SCULLY, ROGER L. SWANSON, AND VERLYN L. WESTRA, (the "Shareholders") and initially BANK ONE TRUST COMPANY, N.A. (the "Escrow Agent"). The Buyer, the Seller, the Shareholders and the Escrow Agent are referred to collectively herein as the "Parties."

         In consideration of the execution of this Escrow Agreement and the mutual covenants herein contained, the Parties hereby agree as follows:

I.       ACQUISITION AND COLLATERAL.

         1.01 The Buyer, the Seller and the Shareholders have agreed that the Seller is to be acquired by the Buyer pursuant to the terms of the Asset Purchase Agreement dated as of May 28, 1998 (the "Agreement"). This Escrow Agreement is being entered into pursuant to Sections 2(c)(1) and 5.2(g)(ii) and
(iii) and 5.2(h) of the Agreement. Terms used in this Escrow Agreement, which are not defined shall have the meaning set forth in the Agreement. As used in this Escrow Agreement, the phrases "Duly Signed" shall mean (i) with respect to the Buyer, signed by either Jeffrey A. Miller, as President, or Scott Barton, as Chief Financial Officer, (or any duly elected successor ) and (ii) with respect to the Seller, signed by all of Daniel T. Scully, Roger L. Swanson and Verlyn L. Westra or, in the event of any of their deaths, signed by such deceased person's executor or personal representative.

         1.02 Pursuant to Section 2(c)(1) of the Agreement, the Buyer will deliver to the Escrow Agent simultaneous with the Closing (as defined in the Agreement), Four Million Dollars ($4,000,000) of the Purchase Price payable under the Agreement in immediately available funds, the receipt of which is to be separately acknowledged by the Escrow Agent (the "Initial Deposit").

         1.03 If at any time or times the value of the Collateral then held by the Escrow Agent should be less than Two Hundred Fifty Thousand Dollars ($250,000), the Seller and the Shareholders shall within five (5) days of written notice thereof deliver to the Escrow Agent by wire transfer of immediately available funds such amount as is necessary to restore the value of the collateral then held by the Escrow Agent to Five Hundred Thousand Dollars ($500,000), the receipt of which is to be separately acknowledged by the Escrow Agent (a "Subsequent Deposit").

         1.04 Subject to the provisions of this Escrow Agreement, the Escrow Agent will invest and reinvest part or all of the funds held in escrow hereunder from time to time in such direct obligations of the United States Government, One Group Money market Fund, commercial paper rated A1-P1, or in savings accounts in or certificates of deposit issued by a bank having a combined capital and

                                                                      EXHIBIT E


surplus of at least $50,000,000 as the Seller shall direct in writing. Any interest earned or gain or loss realized as the result of such investments is hereinafter referred to as the "Escrow Earnings".

         1.05 As used herein, the term "collateral" means the Initial Deposit, plus all Subsequent Deposits, if any, plus the Escrow Earnings, in whatever form held or invested as provided herein.

II. DELIVERY OF THE COLLATERAL BY THE ESCROW AGENT.

         2.01 the Escrow Agent shall hold the Collateral in escrow until authorized hereunder to deliver the same, or any portion thereof as hereinafter set forth.

         2.02 From time to time after the Closing Date, the Buyer may deliver to the Escrow Agent, the Seller and the Shareholders a Duly Signed written notice, setting forth the Buyer's determination of any amount which it is owed pursuant to Section 5.2(g)(ii) and/or Section 5.2(h) of the Agreement (the "Buyer's Notice"). In the event the Seller disagrees with any items included in the Buyer's Notice, the Seller shall, within thirty (30) days after receipt of the Buyer's Notice, deliver to the Escrow Agent and the Buyer a Duly Signed written notice of objection, specifying the dollar amount of any disputed items and the dollar amount of any agreed upon items included in the Buyer's Notice (the "Seller's Notice").

         2.03 In the event the Escrow Agent does not timely receive the Seller's Notice within thirty (30) days after the Escrow Agent's receipt of the Buyer's Notice, the Escrow Agent shall promptly pay to the Buyer the amount specified in the Buyer's Notice.

         2.04 In the event the Escrow Agent timely received the Seller's Notice within thirty (30) days after the Escrow Agent's receipt of the Buyer's Notice, the Escrow Agent shall promptly pay to the Buyer the amount included in the initial Buyer's Notice, if any, that is specified as agreed upon in the Seller's Notice.

         2.05 As to any items included in a Buyer's Notice, which have been disputed in a Seller's Notice timely received by the Escrow Agent within thirty
(30) days after the Escrow Agent's receipt of such Buyer's Notice, the Escrow Agent shall not make any payment to the Buyer unless and until such time as the Escrow Agent receives either (a) a Duly Signed written notice from the Buyer and the Seller specifying their agreement as to the of the amount of the payment to be made to the Buyer or (b) a Duly Signed written notice from either the Buyer or the Seller certifying that attached to such written notice is a true and correct copy of a final non-appealable order or judgment from the Wisconsin Court (as defined in Section 9(o) of the Agreement). Upon receipt of either of the foregoing, the Escrow Agent shall promptly make such payment, if any, to the Buyer as set forth therein.

         2.06 Upon the Escrow Agent's receipt after the Closing Date of a written notice Duly Signed by the Buyer and the Seller instructing that, in accordance with Section 5.2(g)(iv) of the Agreement, a portion of the Collateral is to be distributed to the Seller, the Escrow Agent shall promptly distribute the amount specified in such notice to the Seller.

                                                                      EXHIBIT E


III.     CONCERNING THE ESCROW AGENT.

         3.01 The Escrow Agent shall be entitled to reasonable compensation for its service hereunder and shall be reimbursed for all reasonable expenses, disbursements and advances (including reasonable attorneys' fees and expenses) incurred or made by it in performance of its duties hereunder. The Buyer, on the one hand, and the Seller and the Shareholders, on the other hand, shall each promptly pay one-half (1/2) of the amounts described in the preceding sentence upon receipt of a reasonably detailed itemized statement from the Escrow Agent.

         3.02 The Escrow Agent may resign and be discharged from its further duties hereunder at any time by giving written notice of such resignation to the Buyer, the Seller and the Shareholders specifying a date (not less than thirty days after the giving of such notice) when such resignation shall take effect. Promptly after the receipt of such notice, a successor escrow agent, which shall be a bank or trust company having capital and surplus of at least $50,000,000, shall be appointed by mutual agreement of the Buyer, the Seller and the Shareholders. If the Buyer, the Seller and the Shareholders are unable to agree upon a successor escrow agent within thirty days after such notice, the Escrow Agent shall be entitled to appoint its successor. The Escrow Agent shall continue to serve until its successor accepts the escrow and receives the Collateral. The Buyer, on the one hand, and the Seller and the Shareholders, on the other hand, may agree at any time to substitute a new escrow agent by giving written notice thereof to the Escrow Agent then acting.

         3.03 The Escrow Agent undertakes to perform such duties as are specifically set forth herein. The Escrow Agent acting or refraining from acting in good faith shall not be liable for any mistake of fact or error in judgment by it or for any acts or omissions by it of any kind, unless caused by willful misconduct or gross negligence, and shall be entitled to rely, and shall be protected in doing so, upon (i) any written notice, instrument or signature believed by it to be genuine and to have been presented by the proper party or parties duly authorized to do so, and (ii) the advice of counsel (which may be that of the Escrow Agent's choosing). The Escrow Agent shall have no responsibility for the contents of any writing submitted to it hereunder and shall be entitled in good faith to rely without liability upon the contents thereof.

         3.04 The Buyer, on the one hand, and the Seller and the Shareholders, on the other hand, agree to indemnify the Escrow Agent and hold it harmless against any and all liabilities incurred by it hereunder as a consequence of their respective action, and each further agrees jointly to indemnify the Escrow Agent and hold it harmless against any and all liabilities incurred by it hereunder which are not the consequence of their respective action, except, in either case for liabilities incurred by the Escrow Agent resulting from its own willful misconduct or gross negligence. The indemnity provisions set forth herein shall survive any termination of this Agreement.

IV.      MISCELLANEOUS

         4.01 ENTIRE AGREEMENT. This Escrow Agreement constitutes the entire agreement between the Parties and supersedes any prior understandings or agreements by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

                                                                      EXHIBIT E


         4.02 SUCCESSION AND ASSIGNMENT. This Escrow Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective, personal representatives, executors, heirs, legatees, successors and assigns.

         4.03 COUNTERPARTS. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         4.04 HEADINGS. The section headings contained in this Escrow Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Escrow Agreement.

         4.05 NO THIRD PARTY BENEFICIARIES. This Escrow Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and assigns.

         4.06 NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Buyer:       Aqua-Chem, Inc.          Copy to:       James A. Feddersen, Esq.
                       7800 N. 113th St.                       Suite 2100
                       P.O. Box 421                            111 E. Wisconsin Ave.
                       Milwaukee, WI 53224                     Milwaukee, WI 53202
                       Fax (414) 577-3157                      Fax (414) 223-5000
                                                               Phone (414) 223-5030

If to the Seller:      National Dynamics Corp.  Copy to:       Paul M. Schudel, Esq.
                       P.O. Box 80404                          Suite 1500, 206 S. 13th St.
                       Lincoln, NE 685801                      Lincoln, NE 68508
                       Fax (402) 434-2064                      Fax (402) 474-5777
                                                               Phone (402) 474-0321

If to Shareholders:    Roger L. Swanson         Copy to:       John S. Zeilinger, Esq.
                       2485 Woodcrest                          1500 Woodmen Tower
                       Lincoln, NE 68502                       Omaha, NE 68102-2069
                                                               Fax (402) 344-0588
                                                               Phone (402) 636-8258

                       Verlyn L. Westra                        John S. Zeilinger, Esq.
                       7530 N. Hampton Rd.                     1500 Woodmen Tower
                       Lincoln, NE 68506                       Omaha, NE 68102-2069
                                                               Fax (402) 344-0588
                                                               Phone (402) 636-8258

                                                                      EXHIBIT E



        Daniel T. Scully                               L. Bruce Wright, Esq.
        9601 Firethorn Ln.                             1900 USA Bank Bldg.
        Lincoln, NE 68520                              Lincoln, NE 68508
                                                       Fax (402) 474-5393
                                                       Phone (402) 474-6900

If to the Escrow Agent:

                            Bank One Trust Company, N.A.
                            ATTN: Ms. Francine Olstinske
                            111 East Wisconsin Avenue
                            Milwaukee, WI 53202
                            Fax (414) 298-4223
                            Phone (414) 298-4216

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         4.07 GOVERNING LAW. This Escrow Agreement shall be governed by and construed in accordance with the domestic laws of the State of Wisconsin, without regard to its conflict of law rules.

         4.08 AMENDMENTS. No amendment of any provision of this Escrow Agreement shall be valid unless the same shall be in writing and signed by the Buyer, the Seller, the Shareholders and the Escrow Agent.

         4.09 TAXES. The Seller shall be responsible for and pay all federal, state and local taxes due with respect to Escrow Earnings.

         4.10 TERMS. This Escrow Agreement shall remain in full force and effect until (i) the Escrow Agent has received either (a) a Duly Signed written notice from the Buyer and the Seller specifying their agreement that this Escrow Agreement be terminated and the distribution of the Collateral or (b) a Duly Signed written notice from either the Buyer or the Seller certifying that the attached to such written notice is a true and correct copy of a final non-appealable order or judgment from the Wisconsin Court (as defined in Section 9(o) of the Agreement) ordering the termination of the Escrow Agreement and (ii) the Escrow Agent has made such final disbursements of the Collateral as set forth in such written notice.

                                                                      EXHIBIT E

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date and year first above written.


AQUA-CHEM, INC.


By: /s/   JA Miller
   ------------------------------
     Jeffrey A. Miller, President


NATIONAL DYNAMICS CORPORATION


By: /s/ Roger L. Swanson
   ------------------------------
     Roger L. Swanson, President

BANK ONE TRUST COMPANY

By: /s/ Francine Olstinske
   ------------------------------
     Client Services Officer


 /s/ Daniel T. Scully
---------------------------------
Daniel T. Scully, Individually


 /s/ Roger L. Swanson
---------------------------------
Roger L. Swanson, Individually


 /s/ Verlyn L. Westra
---------------------------------
Verlyn L. Westra, Individually